UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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ROGERS CORPORATION

(Name of Registrant as Specified In Its Charter)
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2024 Proxy Statement
Annual Meeting of Shareholders
to be held on May 1, 2024 at Rogers Corporation

Dear Shareholder:
It is my pleasure to invite you to attend the Company’s 2024 Annual Meeting of Shareholders. The meeting will be held on May 1, 2024, at 8:30 a.m. local time, in person at Rogers’ Global Headquarters located at 2225 W. Chandler Blvd., Chandler, Arizona 85224, and virtually via webcast at: www.virtualshareholdermeeting.com/ROG2024, where you will be able to listen to the meeting live, submit questions, and vote online. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.
We welcome this opportunity to have a dialogue with our shareholders and look forward to your comments and questions.
Your vote is important. Please vote your proxy promptly so your shares can be represented. Your proxy card includes specific instructions on how to vote.
If you wish to vote during the meeting, please refer to the section of the Proxy Statement entitled “Annual Meeting Information” for specific instructions.
I look forward to the Annual Meeting on May 1st.
Sincerely,

Peter C. Wallace
Chairman of the Board of Directors

Rogers Corporation
Notice of 2024 Annual Meeting of Shareholders
Date:	May 1, 2024
Time:	8:30 a.m., Local Time
Location:	In person at Rogers’ Global Headquarters, located at 2225 W. Chandler Blvd., Chandler, Arizona 85224; and virtually via webcast at: www.virtualshareholdermeeting.com/ROG2024
Record Date:	March 1, 2024. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.
Items of business:
1. To elect eight directors to serve until the next annual meeting;
2. To ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for 2024;
3. To approve, on a non-binding advisory basis, the compensation paid to our named executive officers;
4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

All shareholders as of the Record Date and properly appointed proxy holders may attend the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) over the Internet at www.virtualshareholdermeeting.com/ROG2024 or in person at Rogers’ Global Headquarters, 2225 W. Chandler Blvd., Chandler, Arizona 85224. Shareholders who plan to attend virtually must have access to the control number we have provided to you to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://materials.proxyvote.com/775133. Shareholders of record will be verified against an official list available electronically at the Annual Meeting. Rogers Corporation (the “Company”) reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date (or demonstrate that the person holds a valid proxy from a shareholder as of the Record Date).
THE BOARD RECOMMENDS A VOTE FOR ITS NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.
Your vote is important. Regardless of whether you plan to attend the Annual Meeting, please promptly vote electronically over the Internet or by telephone or by returning your completed proxy card in the pre-addressed, postage-paid return envelope (which will be provided to those shareholders who request to receive paper copies of these materials by mail) or, if your shares are held in a street name, by returning your completed voting instruction card to your broker. If, for any reason, you desire to revoke or change your proxy, you may do so at any time before it is exercised. This proxy is solicited by the Board of Directors of Rogers Corporation.
By order of the Board of Directors:

Jessica A. Morton
Vice President, General Counsel & Corporate Secretary
2225 W. Chandler Blvd.
Chandler, AZ 85224
March 22, 2024
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 1, 2024: this proxy statement and our 2023 Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC, are available at https://materials.proxyvote.com/775133.
This proxy statement and form of proxy were first sent to security holders on or about March 22, 2024.

Proxy Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.
Annual Meeting of Shareholders
Date:	May 1, 2024
Time:	8:30 a.m., Local Time
Location:	In person at Rogers’ Global Headquarters, located at 2225 W. Chandler Blvd., Chandler, Arizona 85224; and virtually via webcast at: www.virtualshareholdermeeting.com/ROG2024
Record Date:	March 1, 2024
Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
Meeting Agenda:
•	Election of eight directors
•	Ratification of PwC as our independent auditor for 2024
•	Advisory vote on named executive officer compensation
•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof
Voting Matters and Vote Recommendation
Matter	Board vote recommendation	Page Reference
Election of directors	FOR each director nominee	Page 7-10
Ratification of PwC as our independent auditor for 2024	FOR	Page 16-17
Advisory vote on named executive officer compensation	FOR	Page 18
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Our Director Nominees
The following table provides summary information about each director nominee. Each director is elected annually by the affirmative vote of the holders of a plurality of the votes cast. Our Board, however, has adopted a majority vote policy, under which, in an uncontested election, any director nominee for whom the number of votes “withheld” exceeds the number of votes “for” the nominee must submit his or her resignation for consideration by our Nominating, Governance & Sustainability Committee and our Board.
Name	Age	Director Since	Principal Occupation	Directorships	Independence
Larry L. Berger	63	2023	Executive Vice President and CTO of Ecolab, Inc.
Donna M. Costello	51	2024	Retired CFO of C&D Technologies, Inc.	CTS Corporation; Neenah, Inc. (2019-2022); Horizon Global Corporation (2021-2023)
Megan Faust	50	2020	Executive Vice President and CFO of Amkor Technology, Inc.
R. Colin Gouveia	60	2023	President and CEO of Rogers Corporation
Armand F. Lauzon, Jr.	67	2023	Retired President, CEO and director of C&D Technologies, Inc.	Zekelman Industries Inc.; Northwest Hardwoods Inc.; GCP Applied Technologies Inc. (2020-2022)
Jeffrey J. Owens	69	2017	Retired Executive Vice President and CTO of Delphi Automotive PLC	indie Semiconductor; Cypress Semiconductor Corporation (2017-2020)
Anne K. Roby	59	2023	Retired Executive Vice President of Linde plc.	AMG Critical Materials N.V.; Nuvance Health Network; CMC Materials, Inc. (2021-2022)
Peter C. Wallace	69	2010	Retired CEO of Gardner Denver Inc.	Curtiss-Wright Corporation; Applied Industrial Technologies, Inc.

Principal Accountant Fees and Services
As a matter of good corporate governance, we ask that our shareholders ratify the selection of PwC as our independent auditor for 2024. Set forth below is summary information with respect to 2023 auditor fees paid to PwC.
2023
Audit Fees	$3,285,325
Audit Related Fees	$32,223
Tax Fees	$95,250
All Other Fees	$7,900
Total Fees	$3,420,698

Executive Compensation
We ask that our shareholders annually approve on an advisory basis our named executive officer (“NEO”) compensation. Our Board of Directors (the “Board”) recommends a FOR vote because it believes that our compensation policies and practices for named executive officers are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning such executives’ long-term interest with those of our shareholders, and motivating our executives to remain with the Company for long and productive careers. At our most recent regularly held annual meeting, approximately 97% of the votes cast by our shareholders approved our executive compensation.
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Proxy Statement Table of Contents
6

Proposal 1 - Election of Directors
The first proposal to be voted on at the Annual Meeting will be the election of eight director nominees. Our Board currently consists of nine directors. Keith Barnes, a director since 2015, has reached the age of 72 and, pursuant to our Corporate Governance Guidelines, will not stand for re-election and his term as a director will end at the conclusion of the Annual Meeting. The Board extends its gratitude to Mr. Barnes for his counsel, collegiality, and significant contributions during his many years of service as a director of the Company.
Additionally, on January 11, 2024, Ganesh Moorthy, a director since 2013, resigned from our Board. The Board thanks Mr. Moorthy for his valuable insights, perspective, and commitment during his service on our Board. On January 13, 2024, our Board, upon recommendation of its Nominating, Governance & Sustainability Committee, filled the vacancy created by Mr. Moorthy’s resignation and elected Donna M. Costello to serve as a director.
If elected, each nominee will serve until the next annual meeting of shareholders and thereafter until their successors are chosen and qualified. The Board has been advised that each nominee will serve if elected. All of the nominees are currently directors of Rogers and, with the exception of Ms. Costello, all directors were elected to their present term at the 2023 Annual Meeting of Shareholders.
Vote Required
To be elected, each director requires the affirmative vote of the holders of a plurality of the votes cast. This means that the nominees who receive the highest number of affirmative votes cast will be elected irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted. Our Board, however, has adopted a majority vote policy, under which, in an uncontested election, any director nominee for whom the number of votes “withheld” exceeds the number of votes “for” the nominee must submit his or her resignation for consideration by our Nominating, Governance & Sustainability Committee and our Board. Abstentions and “broker non-votes” are not considered to be votes cast in the director elections and, accordingly, will not have any effect on the outcome of this vote.
OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED BELOW.
Nominees for Director: Qualifications and Experience
Criteria for Board Membership
The Nominating, Governance & Sustainability Committee has identified certain criteria that it will consider in identifying director nominees. Important general criteria and considerations for Board membership include:
•	Ability to contribute to our Board’s range of talent, skill, and experience to provide sound and prudent guidance with respect to our strategy and operations;
•	Personal integrity and ethical character, commitment, and independence of thought and judgment;
•	Capability to fairly and equally represent our shareholders;
•
Confidence and willingness to express ideas and engage in constructive discussion with other Board members and management, to actively participate in our Board’s decision-making process and make difficult decisions in our best interest;

•	Willingness and ability to devote sufficient time, energy, and attention to our affairs and our Board; and
•	Lack of actual and potential conflicts of interest.
The Nominating, Governance & Sustainability Committee also considers, on an ongoing basis, the background, experience, and skills of our current directors that are important to our current and future business needs and evaluates the experience and skills that would be valuable in new Board members.
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Director Skill Set Considerations
In recruiting and selecting Board candidates, the Nominating, Governance & Sustainability Committee takes into account the size of our Board, the skills and experience of each candidate, and how those skills complement us and the current Board. The Nominating, Governance & Sustainability Committee also considers a wide range of additional factors, including other positions the director or candidate holds, including other boards of directors on which he or she serves, relevant business experience in specific functional areas relevant to the Company, and the independence of each director and candidate, to ensure that a substantial majority of our Board is independent. The table below identifies the various skills, experiences, independence, and demographics of each of the nominees for election to our Board.
	Berger	Costello	Faust	Gouveia	Lauzon	Owens	Roby	Wallace
Skills and Experience
Public Company Board Experience(1)
Executive Leadership Experience(2)
Active Executive Officer
Relevant Business Experience
Related Industry(3)
Operations
Innovation
Mergers & Acquisitions
Financial Reporting(4)
Independence
Demographics(5)
Age (yrs)	63	51	50	60	67	69	59	69
Gender/Ethnically Diverse
Tenure (yrs)(6)	0	0	3	1	1	6	1	13
(1)	Currently serves, or within the last five years has served, on a public company board of directors, other than Rogers'.
(2)	Currently serves, or has served, as a CEO, CFO or Executive Officer of a public company.
(3)	Experience in the advanced materials or technology components sectors or related industries.
(4)	Audit Committee Financial Expert, as defined by the SEC.
(5)	Age and tenure information as of the record date.
(6)	Dr. Berger and Ms. Costello were appointed to the Board of Directors in 2023 and 2024, respectively, and are currently serving in their first year.
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Biographical Information of Director Nominees
The biographical information below identifies the primary experience, qualifications, attributes, and skills of the eight nominees for director at our Annual Meeting. We believe each director is knowledgeable in these areas and also possesses numerous skills and competencies that are valuable to the governance and oversight responsibilities of the Board and its committees.
Our Board Recommends a Vote “FOR” Each of the Following Nominees:
Name, Age as of March 1, 2024, and Positions with the Company	Principal Occupation, Business Experience, Directorships and Qualifications
Larry L. Berger Age 63 Director since 2023 Nominating, Governance & Sustainability Committee
Larry L. Berger has served as Chief Technical Officer of water, hygiene, and infection prevention solutions and services company Ecolab (NYSE: ECL) since 2008, and as Executive Vice President of Ecolab since 2011. Prior to joining Ecolab, Mr. Berger served in a variety of research, operations, management, and leadership roles at DuPont de Nemours, Inc. (NYSE: DD) from 1986 through 2008, most recently as CTO of DuPont Nonwovens. Mr. Berger is also a member of the Board of Directors of American Institute of Cleaning.

Director Qualifications: Mr. Berger brings to the Board more than three decades of experience as a senior executive in the chemical industries.

Donna M. Costello Age 51 Director since 2024 Audit Committee
Donna M. Costello served as Chief Financial Officer of C&D Technologies, Inc., a global leader in energy storage solutions and services for the telecommunications, utility, uninterruptible power supply, cable, broadband, and renewable energy markets, from 2016 to 2020. She served as Chief Financial Officer (from 2008 to 2016) and Vice President, Controller and Chief Accounting Officer (from 2002 to 2008) of Sequa Corporation, which, through its subsidiary Chromalloy, is a global technology company and a leading solutions provider for aircraft engines and gas turbines. From 2019 until its acquisition in 2022 by Mativ, Ms. Costello was a member of the Board of Directors of Neenah, Inc. (formerly, NYSE: NP), serving as chair of the Audit Committee and as a member of the Compensation Committee. Ms. Costello was a member of the Board of Directors of Horizon Global Corporation (formerly, NASDAQ: HZN), from 2021 until its acquisition by First Brands Group in 2023, serving as a member of the Audit Committee. Since 2021, Ms. Costello is also a member of the Board of Directors of CTS Corporation (NYSE: CTS), where she serves as Chair of the Audit Committee.

Director Qualifications: Ms. Costello brings to the Board nearly two decades of experience as a senior finance executive of several large, publicly traded corporations.

Megan Faust Age 50 Director since 2020 Audit Committee; Compensation & Organization Committee
Megan Faust is currently Executive Vice President and Chief Financial Officer of Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of outsourced semiconductor packaging and test services. She joined Amkor in 2005 and became CFO in 2016, after serving six years as its Corporate Controller. Before that, Ms. Faust served as an auditor with KPMG LLP for 10 years.

Director Qualifications: Ms. Faust brings to the Board experience as an active senior finance executive in a global technology manufacturing company.

R. Colin Gouveia Age 60 Director since 2023 President and Chief Executive Officer
Colin Gouveia has served as Rogers’ President and Chief Executive Officer since January 2023. Mr. Gouveia previously served as Senior Vice President and General Manager of Rogers’ Elastomeric Material Solutions (EMS) business unit since June 2019. Prior to joining Rogers in June 2019, Mr. Gouveia served as Vice President and General Manager of Eastman Chemical’s global Chemical Intermediates business unit from December 2014. Mr. Gouveia has also held global leadership positions with Dow Chemical Company, The Rohm and Haas Company, and Imperial Chemical Industries (ICI). Mr. Gouveia served as an officer in the U.S. Army for five years.

Director Qualifications: In addition to his perspectives as the CEO of Rogers, Mr. Gouveia brings to the Board more than three decades of cross-functional experience in the specialty chemical and materials manufacturing industries.

9

Name, Age as of March 1, 2024, and Positions with the Company	Principal Occupation, Business Experience, Directorships and Qualifications
Armand F. Lauzon, Jr. Age 67 Director since 2023 Audit Committee; Compensation & Organization Committee
Armand Lauzon served as President, Chief Executive Officer, and as a director of C&D Technologies, Inc., a power conversion systems and electrical power storage company, from March 2015 to January 2020. Prior to that, Mr. Lauzon served as a chief executive officer and board member for three portfolio companies of The Carlyle Group Inc., a private equity firm, from 2002 to 2014. Earlier in his career, Mr. Lauzon served as President of Wyman Gordon, a subsidiary of Precision Castparts Corporation, which was acquired by Berkshire Hathaway Inc., from 1999 to 2002. He began his career In a variety of operations positions in the Aircraft Engine Division of General Electric Company, from 1979 to 1985. Mr. Lauzon currently serves on the board of directors of Zekelman Industries Inc., since 2005, and Northwest Hardwoods Inc., since 2021. He previously served on the board of directors of GCP Applied Technologies Inc., from May 2020 until its acquisition by Compagnie de Saint-Gobain S.A. in September 2022.

Director Qualifications: Mr. Lauzon brings to the Board experience as a chief executive and senior executive of manufacturing and energy companies.

Jeffrey J. Owens Age 69 Director since 2017 Audit Committee; Compensation & Organization Committee
Jeffrey Owens served as Executive Vice President and Chief Technology Officer of Delphi Automotive PLC, until his retirement in 2017. During his over 40-year career at Delphi, Mr. Owens served in a variety of technology, engineering, and operating leadership roles, including as President of Delphi’s Electronics and Safety Division and as President of Delphi Asia Pacific. Mr. Owens served as a director of Cypress Semiconductor Corporation from 2017 until 2020. Mr. Owens currently serves as a director on the board of indie Semiconductor.

Director Qualifications: Mr. Owens brings to the Board experience as a chief technology executive of a global manufacturing company, with particular experience in technology, operations, and innovation.

Anne K. Roby Age 59 Director since 2023 Audit Committee; Nominating, Governance & Sustainability Committee
Anne Roby served as Executive Vice President at Linde plc. until her retirement in 2020. She was a member of Linde’s Management Committee subsequent to Linde AG’s merger with Praxair and was responsible for global technology, market development, operational excellence and cyber security, digitalization, procurement, strategic sales, sustainability, and safety, health & environment, as well as the Praxair Surface Technologies, Electronic Materials, and Helium/Rare Gases businesses. Previously, she oversaw Praxair’s engineering, product line development, and project execution and led Praxair’s business in Asia. Dr. Roby is also a director of AMG Critical Materials N.V., Twelve, and Rinchem and previously served on the Board of CMC Materials, Inc. Dr. Roby currently serves on the Board of Trustees for Villanova University and is the Chair of the Board for Nuvance Health Network. Dr. Roby holds four patents for industrial gas applications.

Director Qualifications: Dr. Roby brings to the Board experience as a senior global business executive in technology, operations, cyber security, and sustainability.

Peter C. Wallace Age 69 Director since 2010 Board Chair; Compensation & Organization Committee; Nominating, Governance & Sustainability Committee
Peter Wallace served as Chief Executive Officer and a director of Gardner Denver Inc. from 2013 until his retirement in 2016. Previously, Mr. Wallace served as President and CEO and a director of Robbins & Myers, Inc. (2004 – 2013) and President and CEO of IMI Norgren Group (2001 – 2004). Mr. Wallace has also been a director of Curtiss-Wright Corporation since 2016 and a director of Applied Industrial Technologies, Inc. since 2005 (Chairman of the Board since 2014).

Director Qualifications: Mr. Wallace brings to the Board experience as a chief executive of global manufacturing companies, as well as experience in corporate governance.

None of the nominees for director are subject to any arrangement pursuant to which directors will be elected, nor are there any family relationships between any directors and any of the Company’s executive officers. To the best of our knowledge, there are no pending material legal proceedings in which any of our directors or nominees for director, or any of their associates, is a party adverse to us or any of our affiliates, or in which the persons have a material interest adverse to us or any of our affiliates. Additionally, to the best of our knowledge, there have been no events under any bankruptcy act, no criminal proceedings, and no adverse findings or orders, judgments, sanctions, or injunctions during the last 10 years that are material to the evaluation of the ability or integrity of any of our directors or nominees for director.
10

Our Corporate Governance
The Board has adopted Corporate Governance Guidelines, provisions of our bylaws and other formal policies that establish a framework for our corporate governance practices. In addition to practices described below, our corporate governance practices include the following:
Strong corporate governance guidelines/policies	Board and committee oversight of ESG and sustainability
Board independence (7 of 8 directors)	Director and executive officer stock ownership guidelines
Separate CEO and Independent Board Chair	Annual Board/Committee self-evaluations
Majority vote policy for uncontested elections with accompanying resignation policy	Confidential Company hotline for reporting legal and ethical violations
All directors stand for election annually	Retirement policy for directors
Annual Board review of Company strategic plan	Related party transactions policy
Three Audit Committee Financial Experts	No shareholder rights plan currently in place
Regular executive sessions of independent directors	No supermajority shareholder voting requirements in bylaws
Diversity of Board skills and experience	No dual class structure
Board ethnic/gender diversity	Director training and education
99% Director attendance at meetings in 2023	Board oversight of succession planning
Robust insider trading policy	Clawback policy
Board Committees
Our Board has three standing committees: the Audit Committee, the Compensation & Organization Committee, and the Nominating, Governance & Sustainability Committee. Each of these committees is comprised solely of independent directors, with each of the three committees having a separate chair who participates in the development of committee agendas. Charters for the Audit, Compensation & Organization, and Nominating, Governance & Sustainability committees are available on our website, http://www.rogerscorp.com/investors/corporate-governance.
Current Directors	Audit Committee	Compensation & Organization Committee	Nominating, Governance, & Sustainability Committee
Keith L. Barnes(1)		Chair	•
Larry L. Berger			•
Donna M. Costello(2)	•
Megan Faust	Chair	•
R. Colin Gouveia
Armand F. Lauzon, Jr.	•	•
Jeffrey J. Owens	•	•
Anne K. Roby	•		•
Peter C. Wallace		•	Chair
Number of Meetings in 2023	9	6	8
(1)
Mr. Barnes has reached the age of 72 and, pursuant to our Corporate Governance Guidelines, will not stand for re-election and his term as a director will end effective at the conclusion of the Annual Meeting.

(2)	Ms. Costello joined the Board of Directors effective January 13, 2024.
During 2023, the Board held 7 meetings, and the committees of the Board collectively held 23 meetings, for a total of 30 meetings. Each incumbent director serving during 2023 attended more than 94% of the aggregate meetings of the Board and the committees on which they served, with average attendance of 99% among directors. Our Corporate Governance Guidelines provide that all directors are expected to attend the Annual Meeting of Shareholders absent an unavoidable conflict.
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Committee Member Qualifications
Each of the members of our Audit, Compensation & Organization, and Nominating, Governance & Sustainability Committees is independent under New York Stock Exchange (“NYSE”) guidelines and a “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all of the Audit Committee members are financially literate in accordance with NYSE listing standards and that committee members Ms. Costello, Ms. Faust, and Mr. Lauzon are “audit committee financial experts” in accordance with SEC regulations.
The Audit Committee’s authority and responsibilities include:
•	oversight of the Company’s financial reporting function
•	oversight of the Company’s internal audit function and internal controls
•	selection, evaluation, and oversight of the Company’s independent auditor
•	assessment and review of compliance, investigations and legal matters
The Compensation & Organization Committee’s authority and responsibilities include:
•	review and evaluation of the Company’s compensation philosophy
•	establishment of the compensation of our CEO and other executive officers
•	oversight with respect to the Company’s equity incentive and stock-based plans and material employee benefit plans
•	review of succession plans for the CEO and other senior leadership positions
•	administration, if so designated by the Board, of the Company’s Compensation Recovery Policy
•	review of the Company’s stock ownership guidelines for executive officers
•	review and recommendation to the Board regarding the compensation of non-management directors
•	oversight of executive succession plans
•	review and evaluation of the Company’s human capital management strategies, initiatives, and programs
The Nominating, Governance & Sustainability Committee’s authority and responsibilities include:
•	development of and recommendation to the Board criteria for board and committee membership
•	evaluation of and presentation to the Board determinations with respect to director independence and satisfaction of other regulatory requirements
•	oversight of Rogers’ corporate governance policies and practices
•	development and recommendation to the Board of an annual Board and committee evaluation process
•	oversight of our compliance with legal and regulatory requirements
•	oversight of director orientation and training programs
•	oversight of the Company’s engagement with ESG considerations, including in its overall business strategy
•	leadership of the search for board members and identification of potential directors
Board Structure and Board Chair
In February 2021, the Board replaced its Lead Director role with a Board Chair to better align with best governance practices. Our Board Chair is Peter C. Wallace. The role of Board Chair, unlike the previous role of Lead Director, is defined under the Company’s Bylaws, and the responsibilities of the two roles are intended to be consistent, except that, under the Company’s Bylaws, the Board Chair presides over Board and shareholder meetings. Additional duties of the Board Chair include:
•	calling meetings of independent directors
•	presiding at executive sessions of non-management directors
•	providing feedback to the CEO
•	reviewing board agendas
•	serving as the principal point of contact for shareholders who wish to communicate with the Board
Meetings of Non-Management Directors
Our non-management directors (all of whom the Board has determined to be independent) hold executive sessions without management present as frequently as they deem appropriate, and generally such an executive session is held at each in-person, regularly scheduled board meeting. Non-management directors may hold executive sessions as determined by the Board Chair.
Appropriateness of Leadership Structure
We believe that the leadership structure summarized above works well for the Company. This structure creates an environment in which there are candid disclosures by management about the Company’s performance and a culture in which directors can regularly engage management and each other in active and meaningful discussions about various corporate matters. The Board periodically reviews its leadership structure and developments in corporate governance to ensure that this approach continues to strike the appropriate balance for the Company and our shareholders.
12

Director Independence
The Board, in compliance with NYSE listing standards, determines annually whether each of its directors is independent based on the absence of any direct or indirect material relationship between the Company and the director. To evaluate the materiality of any such relationship, the Board has adopted categorical independence standards consistent with the NYSE listing standards. In addition, the Board has adopted the following categorical standards, contained in the Rogers Corporation Corporate Governance Guidelines, which identify certain relationships deemed by the Board to be immaterial provided that they satisfy the criteria below:
•
if a Rogers director receives direct or indirect annual compensation or other benefits (other than board and committee fees) from Rogers, the amount of such compensation must not exceed $30,000. This immateriality standard is not applicable to Audit Committee members, who may not accept any consulting, advisory, or other compensatory fee from Rogers;

•
if a Rogers director is an executive officer of another company that does business with Rogers, that company’s annual sales to, or purchases from, Rogers must be less than 1% of the revenues of that company;

•
if a Rogers director is an executive officer of another company which is indebted to Rogers, or to which Rogers is indebted, the total amount of either company’s indebtedness to the other must be less than 1% of the total consolidated assets of the company for which he or she serves as an executive officer; and

•
if a Rogers director serves as an officer, director or trustee of a charitable organization, Rogers’ discretionary charitable contributions to the organization must be less than 1% of that organization’s total annual charitable receipts (Rogers’ matching of employee charitable contributions will not be included in the calculation of the amount of Rogers’ contributions for this purpose).

The Board has determined that all of the nominees standing for election, other than Mr. Gouveia, due to his position as President and Chief Executive Officer, satisfy these independence standards and do not have any direct or indirect material relationship with Rogers.
Compensation & Organization Committee Interlocks and Insider Participation
None of the Compensation & Organization Committee members (Keith L. Barnes, Megan Faust, Armand F. Lauzon, Jr., Jeffrey J. Owens, or Peter C. Wallace):
•	Has ever been an officer or employee of the Company;
•	Is or has been a participant in a related party transaction with the Company (see “Corporate Governance – Related Party Transactions” for a description of our policy on related party transactions); or
•	Has any other interlocking relationships requiring disclosure under applicable SEC rules.
Board Diversity
The Nominating, Governance & Sustainability Committee does not have a formal policy with respect to diversity in identifying or selecting nominees for Rogers’ Board, but in evaluating nominees, the committee assesses the background of each candidate in several different ways, including how the individual’s qualifications complement, strengthen, and enhance those of existing board members as well as the future needs of the Board. Currently, our Board includes three female members.
ESG Oversight
Our Board takes into account a range of ESG considerations in connection with its oversight of Company strategy. In support of such oversight, our Board has delegated oversight of the Company’s ESG practices and reporting to our Nominating, Governance & Sustainability Committee. The Committee’s responsibilities include reviewing and discussing with management the Company’s:
•	implementation of procedures for identifying, assessing, monitoring, and managing ESG and sustainability risks related to the Company’s business
•	integration of ESG and sustainability policies, practices, and goals into its business strategy and decision making
•	voluntary ESG and sustainability reporting
During 2023, the Board and the Nominating, Governance & Sustainability Committee engaged with management on a variety of ESG topics, including Rogers’ ESG Program structure, Rogers’ 2023 ESG Report Supplement, climate-related regulatory developments, and Rogers’ efforts in connection therewith.
Risk Management
The Board has an active role as a whole and at the committee level in overseeing management of the Company’s risks. The entire Board receives regular reports from management concerning areas of material risk to the Company, considers the Company’s general risk management strategy, and evaluates risks to be taken by the Company based on the Company’s strategy and the current business environment. Although the Board as a whole is responsible for overseeing the Company’s risk management, each Board committee is responsible for evaluating the risks associated with its area of responsibility and making recommendations to the Board related to the management of those risks. While the Board oversees the Company’s risk management, the Company’s senior management is responsible for the day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company.
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Insider Trading Policy
Our Insider Trading Policy provides clear guidance on compliant trading practices and prohibits purchases or sales of our securities on the basis of material non-public information.
Hedging Policy
Our Insider Trading Policy also includes provisions prohibiting directors and executive officers from engaging in hedging transactions with respect to our securities, including the sale of covered calls and the use of collars, and purchasing or holding our securities in a margin account or pledging our securities as collateral for a loan.
Location of Corporate Governance Documents
Our Bylaws, Corporate Governance Guidelines, Code of Business Ethics, Related Party Transactions Policy, Audit Committee Charter, Compensation & Organization Committee Charter, Nominating, Governance & Sustainability Committee Charter, and Compensation Recovery Policy are each available in the Corporate Governance section of the Company’s website. Rogers’ website is not incorporated into or a part of this proxy statement.
Shareholder Director Nominations and Proposals for 2025
The Nominating, Governance & Sustainability Committee will consider director nominees recommended by shareholders. To be considered for inclusion in Rogers’ proxy statement and form of proxy in connection with the 2025 Annual Meeting of Shareholders, shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act must be received by Rogers on or before November 22, 2024. These proposals must also meet other requirements of the rules of the SEC relating to shareholder proposals, the SEC’s proxy rules and the Exchange Act. Under the Company’s bylaws, in order for a shareholder to present a proposal or directly nominate a director candidate at the 2025 Annual Meeting of Shareholders, Rogers must receive written notice no earlier than January 1, 2025, and no later than January 31, 2025, and the written notice must comply with the requirements of the Company’s bylaws, the SEC’s proxy rules, including Rule 14a-19, and the Exchange Act. All shareholder proposals or notices of an intention to nominate a director or present other business at the 2025 Annual Meeting of Shareholders should be marked for the attention of the Office of the Corporate Secretary, Rogers Corporation, 2225 W. Chandler Blvd., Chandler, AZ 85224.
Communications with Members of the Board
The Board has not formally adopted a process by which shareholders and other interested parties may communicate directly with directors because it believes the procedures currently in place continue to serve the needs of the Board, shareholders, and other interested parties. Any communications should be sent to the Board of Directors, Rogers Corporation, 2225 W. Chandler Blvd., Chandler, AZ 85224, c/o Office of the Corporate Secretary of the Company. At present, all such communications sent by shareholders and other interested parties to the above address are forwarded to the Board Chair for consideration.
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Environmental, Social, and Governance (ESG) Practices
Rogers has had a consistent, ongoing commitment to responsible corporate citizenship. We have a culture of respect built on the ethical foundation of our Code of Business Ethics and our commitment to “Results, but Results the Right Way.”
The Company and our people—globally and locally, through Company-wide programs and individual initiatives—have pursued high standards of business ethics and stewardship as part of our business operations and strategy. Over the years, we have implemented numerous programs aligned with these goals, including regulatory compliance, employee development, and support for our local communities. As a global technology leader in specialty engineered materials, our products play an important role in contributing to the low-carbon economy.
In 2023, our oversight and implementation of ESG practices benefited from the following:
•
ESG Governance: In 2023, the Nominating, Governance and Sustainability (NG&S) Committee of the Board continued to exercise its ESG oversight responsibilities by receiving regular updates from management on ESG topics, including Rogers’ ESG Program structure, completion of a prioritization assessment, engagement of ESG ratings agencies, and preparation of an ESG Report for the current and following year.

•	ESG Reporting: Rogers’ 2024 ESG Report is expected to be released in 2024.
•
Diversity, Equity & Inclusion (DE&I): The DE&I Council, established in 2021, continues to oversee the progression of various initiatives in support of improving the maturity of our enterprise-wide DE&I practices. In early 2023, we reassessed ourselves against the Global Diversity and Inclusion Benchmarks (GDIB) to gauge our progress in creating awareness and establishing inclusive behaviors since the initiation of the Council, and we found we have made good progress toward more proactive DE&I behaviors. We continue to sponsor multiple Employee Relations Groups (ERGs), support diverse hiring and promotion practices, and have established a global core DE&I training curriculum for our employees. We also continue to review our baseline metrics quarterly to identify additional focus areas for our DE&I activities.

As we continue to develop our ESG program, we intend to regularly evaluate our priorities with the intent to focus on the areas that are most important to our business and our stakeholders and where we can have the greatest impact.
More information regarding Rogers’ ESG initiatives can be found in Rogers’ 2023 ESG Report Supplement, as well as in our 2024 ESG Report (expected to be released in 2024) which will be located in the ESG section of the Company’s website. Rogers’ ESG reports are not incorporated into or a part of this proxy statement.
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Proposal 2 - Ratification of the Selection of Our Independent Auditor
We are asking our shareholders to ratify the selection of PwC as our independent registered public accounting firm for 2024, even though it is not required by our bylaws or otherwise. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the Audit Committee may select a different independent auditor at any time during the year if it determines that doing so would be in the best interests of Rogers and our shareholders. Rogers expects representatives of PwC to attend the Annual Meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.
Vote Required
The affirmative vote of a majority of the votes properly cast on this proposal will constitute approval of the ratification of the appointment of PwC as Rogers’ independent registered public accounting firm for 2024. Abstentions will not have any effect on the outcome of the proposal. If shares are held in street name by a nominee, that nominee has discretionary authority to vote shares held through it in the absence of instructions regarding how such shares should be voted.
OUR BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF PWC AS OUR INDEPENDENT AUDITOR.

Audit Committee Report
The Audit Committee oversees and monitors the Company’s financial reporting process and systems of internal accounting and financial controls on behalf of the Board of Directors. In fulfilling these responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”). The Audit Committee discussed with PwC, Rogers’ independent registered public accounting firm, the matters required to be discussed with the independent registered public accounting firm under generally accepted auditing standards, including Auditing Standard No. 1301. In addition, the Audit Committee has received the written disclosures and the letter from PwC required by the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed its independence with PwC.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the 2023 Form 10-K for filing with the SEC.
The Audit Committee’s responsibility is one of oversight, and it recognizes that management is responsible for preparing the Company’s financial statements and that the Company’s independent registered public accounting firm is responsible for auditing those financial statements. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the work of the Company’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.
The Audit Committee of the Board of Directors
Megan Faust (Chair)	Donna M. Costello
Armand F. Lauzon, Jr.	Jeffrey J. Owens
Anne K. Roby
February 13, 2024
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Independent Auditing Firm Fees
PwC is our principal independent registered public accounting firm. We paid PwC the fees described below in 2023 and 2022, all of which were approved by our Audit Committee:
	2023	2022
Audit Fees(1)	$3,285,325	$2,835,500
Audit Related Fees(2)	$32,223	$10,150
Tax Fees(3)	$96,250	$52,375
All Other Fees(4)	$7,900	$7,900
Total Fees	$3,420,698	$2,905,925
(1)
Audit fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or other services to comply with Generally Accepted Accounting Standards (GAAS). Amounts also include fees for the required audit of the Company’s internal control over financial reporting.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements that are not reported under “Audit Fees.” This category includes fees related primarily to regulatory filings.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international).
(4)
All other fees consist of fees for products and services other than the services reported above, including subscription services to PwC’s online resources for accounting, auditing, technical research, and disclosure requirements.

Pre-approval Policy
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its chair when expedition of services is necessary. The independent auditor and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date.
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Proposal 3 - Advisory Vote on Executive Compensation
In accordance with Section 14A of the Exchange Act, we annually request shareholder approval, on a non-binding advisory basis, of the compensation of our NEOs, as described under the heading “Compensation Discussion and Analysis” in this proxy. Although the advisory vote (“say-on-pay”) is non-binding, our Compensation & Organization Committee will review the results and consider the outcome of this vote in making future determinations regarding our executive compensation program. We annually seek a non-binding advisory vote on our executive compensation and will seek a shareholder advisory vote at our 2024 Annual Meeting of Shareholders.
Executive compensation is an important matter for Rogers and our shareholders. We believe that our executive compensation program provides an appropriate balance between salary and incentive compensation as well as an appropriate balance between risk and reward so that such compensation practices are strongly aligned with the long-term interests of our shareholders. We urge you to carefully read the “Compensation Discussion and Analysis” section of this proxy statement for additional details on Rogers’ executive compensation, including Rogers’ compensation philosophy and the 2023 compensation of our NEOs. Our Board believes that our executive compensation program is effective in implementing our compensation philosophy.
Vote Required
The affirmative vote of a majority of the votes properly cast on this proposal will constitute approval of the compensation of our NEOs. Abstentions will not have any effect on the outcome of the proposal.
OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE 2023 COMPENSATION OF OUR NEOs.
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Compensation & Organization Committee Report
The Compensation & Organization Committee of the Board of Directors of Rogers Corporation reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy with management and, based upon such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
February 13, 2024
The Compensation & Organization Committee of the Board of Directors
Keith L. Barnes (Chair)	Megan Faust
Armand F. Lauzon, Jr.	Jeffrey J. Owens
Peter C. Wallace
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Compensation Discussion and Analysis
Executive Summary
This section explains the principles and practices that guide our executive compensation program, and the compensation paid to the following Named Executive Officers (“NEOs”) in 2023:
Name	Title
R. Colin Gouveia	President and Chief Executive Officer
Ram Mayampurath	Senior Vice President, Chief Financial Officer, and Treasurer
Lawrence E. Schmid	Senior Vice President of Global Operations
Jessica A. Morton	Vice President, General Counsel, and Corporate Secretary
Michael R. Webb	Senior Vice President, Chief Administrative Officer
Leadership Transitions
2023 represented a year of transition for Rogers, with the launch of our multi-year strategy focused on achieving growth and profitability and the on-boarding or promotion of several senior leaders necessary to drive Rogers’ path forward.
•
R. Colin Gouveia, who previously served as Senior Vice President and General Manager of our Elastomeric Material Solutions business, became our President and Chief Executive Officer effective January 1, 2023, following the planned retirement of Bruce Hoechner, who had served as our President and Chief Executive Officer from 2011 through December 31, 2022;

•	Ram Mayampurath, who has served as our Sr. Vice President, Chief Financial Officer and Treasurer since 2021, continued in his role;
•	Lawrence E. Schmid joined us as Senior Vice President of Global Operations in January 2023;
•	Jessica A. Morton joined us as Vice President, General Counsel and Corporate Secretary in March 2023; and
•	Michael R. Webb joined us as Senior Vice President, Chief Administrative Officer in April 2023.
CEO Compensation
Mr. Gouveia’s compensation, upon assuming the role of President and Chief Executive Officer, consisted of the following elements:
•	An annual base salary of $770,000
•	A target annual incentive compensation plan award of 100% of annual base salary
•	A target annual long-term incentive grant of $3,300,000, with 60% of the value in the form of PSUs and 40% of the value in the form of RSUs
•
In addition, Mr. Gouveia was entitled to a housing stipend in 2023 and part of 2024 to cover the cost of lodging near the Company’s headquarters at the beginning of his tenure as CEO. The stipend for 2023 amounted to $83,858.

See below for details regarding our compensation actions in connection with our other NEOs.
Overview of Business and Results
The Company designs, develops, manufactures, and sells high-performance and high-reliability engineered materials and components to meet our customers’ demanding challenges. We operate two strategic operating segments: Advanced Electronics Solutions (AES) and Elastomeric Material Solutions (EMS). We are headquartered in Chandler, Arizona.
Our growth and profitability strategy is based upon the following principles: (1) market-driven organization, (2) innovation leadership, (3) synergistic mergers and acquisitions, and (4) operational excellence. Our priorities in executing this strategy are focused on driving near-term improvements to profitability and improving the growth outlook for the Company over the next several years by further strengthening our focus on commercial activities, expanding capacity to meet customer demand, and driving innovation.
Net sales were $908.4 million in 2023, a decrease of 6.5% compared to 2022. Our AES and EMS operating segments’ net sales decreased 3.9% and 9.8%, respectively. The lower sales were a result of challenging market conditions primarily in the industrial, portable electronics and consumer end markets. The Company implemented cost improvement actions in 2023, which resulted in gross margins increasing to 33.8% from 33.1% in the prior year. The improved gross margin, combined with effective management of working capital, contributed to improved operating cash flow of $131.4 million in 2023.
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Compensation Philosophy and Highlights
The Company’s executive compensation program is intended to attract, retain, and motivate the most talented and experienced executives possible to achieve outstanding business performance and shareholder value at a reasonable cost. We believe that our executive compensation program provides industry-competitive base salary and incentive compensation, while appropriately balancing risk and reward. As shown below, total target direct compensation for our NEOs in 2023 strongly aligned their long-term interests with those of our shareholders.

•
At-Risk Compensation: At-risk compensation that consists of time-based RSUs, performance RSUs, and Annual Incentive Compensation made up approximately 84.1% of our CEO’s target total direct compensation in 2023. For our remaining NEOs, at-risk compensation in 2023 made up approximately 71.6% of their target total direct compensation, slightly higher than our non-CEO NEO group in 2022.

•
Performance-Based Pay: Performance-based pay made up approximately 56.8% of our CEO’s target compensation in 2023 and made up approximately 46.7% of target compensation in 2023 for our remaining NEOs, on average, compared to 44.5% for our non-CEO NEO group in 2022. In addition, performance-based equity awards made up approximately 60% of our CEO’s equity awards and approximately 50% of our other NEOs’ equity awards.

Say-on-Pay Vote in 2023
As part of its review of the Company’s executive compensation program, the Compensation & Organization Committee (“Compensation Committee”) considered that approximately 97% of the votes cast for the Company’s say-on-pay proposal at our 2023 Annual Meeting of Shareholders were in favor of our compensation program. As a result, the Compensation Committee determined that the Company’s executive compensation philosophies, objectives, and compensation elements continued to be appropriate for 2024.
Shareholder Engagement
We actively engage with our shareholders in a variety of forums. Our executives meet frequently with shareholders at investor conferences, on telephone calls, in virtual meetings, and at scheduled on-site visits. While these meetings typically focus on investment matters, there is also active engagement on topical governance issues, including executive compensation and ESG matters. In addition, we regularly reach out to our larger shareholders to discuss these topical governance issues.
Finally, we encourage our shareholders to provide feedback directly via mail and our website (https://rogerscorp.com/investors/contact-investor-relations). Rogers’ website is not incorporated into or made a part of this proxy statement.
2023 Executive Compensation Program
Compensation Elements
In 2023, we maintained our commitment to using at-risk compensation and pay for performance, compensation transparency, and market-competitive pay practices. Our compensation program consists primarily of the three elements summarized below:
Element	Fixed or Variable	Structure	Terms
Base Salary	Fixed	Cash	Base salaries are targeted around the median of our peer group, modified to reflect experience and performance.
Annual Incentive	Variable	Cash bonus that varies based on Company performance against predetermined financial goals.	For 2023, the Compensation Committee set goals for revenue, gross margin, and Adjusted EBITDA.
Long-term Equity	Variable
Performance stock units (“PSUs”) that may vest based on the Company’s relative total shareholder return over three years, compared to the Standard and Poor’s Small Cap 600 Information Technology Index.

Restricted stock units (“RSUs”) that vest in three equal annual increments.
In 2023, the CEO and CFO received 60% PSUs and 40% RSUs; the grants for the other NEOs were evenly divided between PSUs and RSUs.
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Base Salary
Base salary is the fixed compensation we provide to our executives based on their qualifications, experience, and regular contribution to the business. Our goal is to ensure that business decisions are in the hands of executives with proven track records, and our ability to efficiently recruit, retain, and motivate such talented people depends in part on competitive base salaries. Base salary is generally subject to annual review, unless circumstances dictate otherwise. The Compensation Committee may adjust base salaries depending upon many factors, including an executive’s tenure, internal equity across the executive team based on individual roles and contributions, market trends, the Company’s prior year performance, and general affordability based on business results. Generally, any base salary adjustments are effective at the beginning of the second quarter of the year.
The Compensation Committee began its assessment of 2023 NEO base salaries analyzing the base salaries paid to executives in similar positions at the companies in our compensation peer group. The 2023 base salaries shown below for the NEOs were near the median of the peer group, and are reflective of the competitive market environment. Three of our NEOs joined the Company in 2023. The Compensation Committee concluded that Mr. Mayampurath should receive a merit-based increase from his 2022 base salary to ensure his salary was market competitive and to address the significant work he contributed after the terminated merger with DuPont. Mr. Gouveia’s salary increase reflects the scope of his new role following his promotion to President and CEO on January 1, 2023.
NEO	2022 Base Salary	2023 Base Salary	Base Salary % Change for 2023
R. Colin Gouveia	$437,460(1)	$770,000(1)	76%
Ram Mayampurath	$402,800	$450,000	11.7%
Lawrence E. Schmid	N/A	$420,000	N/A
Jessica A. Morton	N/A	$430,000	N/A
Michael R. Webb	N/A	$450,000(2)	N/A
(1)
Mr. Gouveia’s 2022 base salary was for his service as Senior Vice President and General Manager of Rogers’ Elastomeric Material Solutions operating segment. When Mr. Gouveia became the President and Chief Executive Officer effective January 1, 2023, his annual salary was increased to $770,000.

(2)	Mr. Webb’s salary is paid in Canadian dollars and converted to U.S. dollars using the Bloomberg average conversion rate for 2023 of 0.7410.
Annual Incentive Compensation Plan (“AICP”)
Our AICP is intended to compensate our executives for their annual contributions to the Company’s financial and operational performance. Consistent with the terms of the AICP, the Compensation Committee established performance goals and target and maximum potential payouts for the NEOs early in 2023.
Potential Payout Opportunities. The Compensation Committee referred to peer group data when determining the target and maximum potential AICP awards for the NEOs shown below to ensure that our annual incentive opportunities remain competitive.
NEO	2023 Base Salary	2023 Target Payout	2023 Target Payout $(1)	2023 Maximum Payout(1)
R. Colin Gouveia	$770,000	100%	$770,000	$1,540,000
Ram Mayampurath	$450,000	70%	$315,000	$630,000
Lawrence E. Schmid	$420,000	55%	$212,647	$425,293
Jessica A. Morton	$430,000	55%	$191,792	$383,584
Michael R. Webb	$450,000	70%	$228,699	$457,397
(1)
Amounts in these columns represent the possible target and maximum payouts, respectively, under the AICP to the NEOs. The amounts for Messrs. Schmid and Webb and Ms. Morton have been prorated based on the number of days actively employed by the Company during the 2023 performance period.

Performance Against Predetermined Goals. The 2023 AICP awards for the NEOs were based on Company performance during calendar year 2023 on three evenly weighted financial metrics: revenue, gross margin, and Adjusted EBITDA. Following the end of 2023, the Compensation Committee determined that the Company had generated positive revenue and gross margin but did not satisfy the Adjusted EBITDA threshold performance goal. Specifically, the Company attained the results shown below, resulting in a payout percentage of the NEOs’ AICP awards of 21.17%:
Performance Metric	Threshold Performance (80% target payout)	Target Performance (100% target payout)	Maximum Performance (200% target payout)	2023 Actual Performance
Revenue (in thousands)	$827,295	$1,034,119	$1,240,943	$898,114(1)
Gross Margin	33.1%	35.5%	40.0%	33.8%
Adjusted EBITDA (in thousands)(2)	$159,800	$199,700	$239,600	$147,716
(1)	Consistent with past practice, the Committee excluded certain currency adjustments from AICP revenue attainment.
(2)
“Adjusted EBITDA” means the Company’s net income (loss) excluding interest expense, net, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, pension settlement charges, and discrete items.

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2023 AICP Awards for the NEOs. Following consideration of the Company’s achievement with respect to the performance metrics discussed above, the Compensation Committee awarded the following AICP payouts to the NEOs:
NEO	2023 Actual Payout
R. Colin Gouveia	$163,009
Ram Mayampurath	$66,686
Lawrence E. Schmid(1)	$45,017
Jessica A. Morton(1)	$40,602
Michael R. Webb(1)	$48,416
(1)
To reflect their mid-year appointment dates, Messrs. Schmid and Webb and Ms. Morton’s AICP payouts were prorated to reflect the number of days actively employed by the Company during the 2023 performance period.

Long-Term Incentive Program (“LTIP”)
Our LTIP is intended to compensate our executives for their long-term contributions to Company performance, based upon metrics that closely align with long-term shareholder value. For our NEOs, we typically use a balanced combination of time-based RSUs to encourage retention and PSUs to encourage executives to pursue the Company’s long-term financial and operational goals. The Compensation Committee believes these forms of long-term incentive compensation align the interests of our NEOs with the interests of our shareholders. The 2023 LTIP awards are described below. Additional information regarding these equity awards, including, where applicable, the target and maximum number of shares, is set forth in the “Grants of Plan-Based Awards Table for Fiscal Year 2023” and the “Outstanding Equity Awards Table at End of Fiscal Year 2023” included in this proxy.
Target Long-Term Incentive Awards. In 2023, Mr. Gouveia recommended to the Compensation Committee the target total dollar value of the 2023 RSU and PSU awards for each NEO other than himself, including new hires. The Compensation Committee established the target long-term incentive award values shown below after considering these recommendations and data drawn from the peer group in a competitive market analysis prepared by Compensia.
For 2023, the Compensation Committee weighted the awards for Messrs. Gouveia and Mayampurath more heavily toward PSUs (60%). Awards for the other NEOs were divided equally between PSUs and RSUs. The number of RSUs and PSUs granted (assuming a target performance level) was determined by dividing the target dollar value assigned to such portion of the LTIP award by the average closing stock price for the thirty trading days immediately preceding the grant date, and then rounding up to the nearest ten share increment.
The grants for Messrs. Schmid and Webb and Ms. Morton were made in connection with their commencement of employment. Their grants consist of a 50:50 mix of RSUs and PSUs, which aligns with our normal policy.
NEO	Target LTIP Award	RSUs	PSUs
R. Colin Gouveia	$3,300,000	$1,320,000	$1,980,000
Ram Mayampurath	$1,215,000	$486,000	$729,000
Lawrence E. Schmid	$735,000	$367,500	$367,500
Jessica A. Morton	$688,000	$344,000	$344,000
Michael R. Webb	$675,000	$337,500	$337,500
Restricted Stock Units (“RSUs”). The Compensation Committee uses RSUs to provide a long-term incentive vehicle that emphasizes retention. Annual RSUs granted to an NEO generally vest in three equal annual increments as long as the executive has been continuously employed by the Company through the applicable vesting dates. See “Potential Payments Upon Termination or Change in Control” for information about the circumstances in which these awards could be subject to accelerated vesting. The RSU agreements also provide that dividends paid on shares of stock while the RSUs remain outstanding will be accrued and paid in cash if and when the underlying RSUs vest and pay out. Because the value of the RSUs ultimately earned is tied to the market price of the Company’s common stock following the vesting period, the Compensation Committee believes these awards align NEO interests with long-term shareholder interests.
Performance Stock Units (“PSUs”). PSUs are settled in shares of our common stock, to the extent earned, after a three-year performance period. The number of shares delivered can range from zero to 200% of the target number of PSUs, depending on our actual performance, and settlement generally requires employment throughout the full three-year performance period.
The PSUs awarded in 2023 tied solely to the Company’s three-year total shareholder return (“TSR”) performance relative to companies in the Standard and Poor’s Small Cap 600 Information Technology Index (the “Index”). The Compensation Committee concluded that relative TSR continues to be an appropriate performance metric because it is challenging to achieve a TSR that is superior to TSR for a market peer group and relative TSR is an efficient metric for the Compensation Committee to assess the Company’s performance. For this purpose, TSR performance is calculated for the Company and for each of the companies in the Index that have continuously reported financial statement data to the SEC during the performance period by comparing the relevant company’s average daily closing common stock price for the thirty days preceding the start of the performance period to its average daily closing common stock price for the corresponding period immediately preceding the end of the performance period. The calculation reflects adjustments for stock splits, reverse stock splits, and similar extraordinary events that occur during the performance period.
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The number of units our NEOs will earn at the end of the applicable three-year performance period will be based on the Company’s TSR performance ranked against the TSR performance of the companies in the Index, as shown below. The TSR performance scale is designed to be appropriately challenging, and there is a risk that the PSUs will not be earned or will be earned at less than 100% of target.
Company Relative TSR Performance	Payout Percentage*
25%	0% (threshold)
30%	20%
35%	40%
40%	60%
45%	80%
50%	100% (target)
55%	120%
60%	140%
65%	160%
70%	180%
75%	200% (maximum)
*	Straight-line interpolation is used for results in between specified percentages.
Outstanding PSUs. We typically grant long-term incentive awards every year, which means there can be up to three outstanding PSU awards at any time. However, because of the then-pending Merger Agreement (described below under “Merger-Related Compensation Matters”), the Company did not grant any PSU awards in 2022. PSU awards granted in 2023 will vest, or not, at the end of 2025 based on the Company’s relative TSR performance for the three-year performance period.
With respect to the PSU awards granted in 2021, in early 2024, the Compensation Committee determined that the Company’s relative TSR performance ranking of 21.4% for the period 2021 through 2023 did not reach the performance threshold. As a result, Messrs. Gouveia and Mayampurath – the only NEOs who received 2021 PSU awards – will not receive any shares for these awards.
Other Compensation
We also provide our NEOs with the following additional benefits:
•
Section 401(k) plan, employee stock purchase plan, and health and welfare benefits, including life insurance, on substantially the same terms and conditions as they are provided to most of our other employees.

•
A non-qualified funded deferred compensation plan (the Rogers Corporation Deferred Compensation Plan, as described in the “Fiscal Year 2023 Nonqualified Deferred Compensation” section below) that allows executives to defer salary and bonus and receive matching contributions on deferred amounts on a cost-effective tax-advantaged basis.

•	Physicals as part of an annual executive physical program.
Merger-Related Compensation Matters
In November 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DuPont de Nemours, Inc. (“DuPont”) that was intended to result in the Company becoming a wholly-owned subsidiary of DuPont. Because the parties were unable to obtain regulatory clearance of the proposed transaction within the one-year time frame prescribed by the Merger Agreement, the proposed transaction was terminated by DuPont in November 2022.
While the Merger Agreement was pending, we were required to make certain modifications to our executive compensation arrangements. Termination of the Merger Agreement also resulted in some atypical compensation actions. We summarize these matters below.
Limitations and Modifications to Equity Awards
The Merger Agreement prohibited the Company from granting new equity awards other than “Post-Signing Company RSUs” with a grant date fair value consistent with the values of equity awards granted in past years and that were substantially the same as those for our other outstanding RSUs. As a result, in February 2022, the Compensation Committee did not grant any PSUs. Instead, NEOs received Post-Signing Company RSUs with a grant date fair value equal to the aggregate grant date fair value of RSUs and PSUs awarded in prior years. In addition, the Merger Agreement had provided that then-outstanding RSUs and PSUs would accelerate and vest when the merger was completed. However, since the Merger Agreement has been terminated, the RSUs and PSUs that were outstanding in 2022 reverted to vesting pursuant to their original terms. The Post-Signing Company RSUs will vest on the same basis as our other RSUs.
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Management Transition
The compensation arrangements for Messrs. Schmid and Webb and Ms. Morton were based on negotiations with the candidates. In addition to the market data, the Compensation Committee considered each executive’s prior compensation (especially with respect to the base salary and any compensation forfeited in connection with leaving their former employer, such as unvested equity awards), their experience, and the competitive market for their position. We have described above the base salary, pro-rated annual incentives, and long-term incentives to which Messrs. Schmid and Webb and Ms. Morton were entitled in 2023. In addition, Ms. Morton received a sign-on-bonus of $300,000, which Ms. Morton is required to repay if she voluntarily resigns or is terminated for cause within one year of payment, and Mr. Webb received a stipend of $54,265, which was intended to cover foreign health care benefits. Further, upon his relocation to Phoenix, Arizona, Mr. Webb will be eligible for relocation benefits that he will be required to repay if he voluntarily resigns from the Company within one year of his relocation.
How We Determine Executive Compensation
Role of Compensation & Organization Committee
The Compensation & Organization Committee (“Compensation Committee”) is responsible for establishing the compensation of the Company’s CEO and other executive officers. To that end, at least annually, the Compensation Committee:
•	Reviews the Company’s compensation philosophy for executive officers;
•
Approves the corporate and personal goals and objectives that will determine compensation for the CEO, evaluates the CEO’s performance in relation to these goals and objectives, and fixes the CEO’s compensation for the year to come;

•	Approves the compensation structure for the Company’s executive officers, as well as the specific compensation for such officers; and
•	Reviews the Company’s equity incentive compensation and other stock-based plans and recommends changes to the Board for its approval, as needed.
In line with our compensation philosophy, the Compensation Committee seeks to provide competitive base salaries, as well as short-term and long-term variable incentive opportunities that can reward our NEOs for the value they create. To achieve these goals, we:
•	Enable our NEOs to earn compensation that is competitive with compensation earned by their counterparts at peer group companies;
•	Emphasize a culture of pay for performance;
•	Use a combination of salary, bonuses, long-term incentives, and benefits; and
•	Measure performance using both pre-defined objective metrics and qualitative performance appraisals centered on our financial, strategic, and operational objectives.
When establishing executive compensation packages, the Compensation Committee considers market compensation (overall and by element), Company performance, individual performance, the CEO’s recommendations and input (except with respect to the CEO’s own compensation), and cost reasonableness.
Role of Management
When making executive compensation decisions, the Compensation Committee solicits input from management, as appropriate, with respect to individual and Company performance. The CEO provides the Compensation Committee with recommendations and evaluations regarding compensation for and performance of the other NEOs. While the CEO does not make a recommendation with respect to his own compensation, the CEO does provide the Compensation Committee with a summary of his annual performance. The Compensation Committee considers this assessment in conjunction with materials provided by the Company’s Chief Administrative Officer regarding the CEO’s performance and recommended compensation. The Compensation Committee evaluates this input, as well as the compensation data provided by its compensation consultant, as it independently makes its assessments and compensation decisions.
Role of Compensation Consultants
The Compensation Committee is authorized to select and retain its own independent compensation consultant and, since 2017, has retained Compensia, Inc. During its engagement, Compensia has advised the Compensation Committee on evolving best pay practices and compensation disclosure and provided competitive market data on executive officer compensation. The Compensation Committee annually reviews Compensia’s independence and has determined that Compensia is independent and that its work does not raise any conflicts of interest.
Use of Peer Group Data
We believe that the Compensation Committee’s use of peer group data demonstrates our focus on efficient recruitment and retention of executives who will help drive our business performance and enhance shareholder value at a reasonable cost and on maintaining a competitive market position. The Compensation Committee generally reviews the peer group it uses to set NEO compensation annually.
Each year, the Compensation Committee reviews the prior year’s group of peer companies to ensure that all of the companies continue to be appropriate. The Committee determined the appropriateness of the peer companies, including any new additions, using the following criteria:
•	Companies in the specialty chemicals, materials, or technology hardware industries;
•
Companies of similar revenue size and market capitalization. Our selection criteria consider companies within a revenue range of 50% to 200% of our trailing twelve months’ revenue and a market capitalization range of between 33% and 300% of our then-current market capitalization; and

•	Companies headquartered in the U.S. with status as an independent publicly traded entity.
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After consultation with Compensia, the Compensation Committee approved the following compensation peer group for use with respect to 2023 executive compensation decisions:
Advanced Energy Industries Inc.	Helios Technologies, Inc.	Livent Corp.	Power Integrations Inc.
Chart Industries Inc.	Ingevity Corporation	MACOM Technology Solutions Holdings, Inc.	Quaker Chemical Corporation
Diodes Incorporated	Knowles Corp.	Materion Corporation	Semtech Corporation
ESCO Technologies Inc.	Kulicke and Soffa Industries, Inc.	Methode Electronics, Inc.	Silicon Laboratories Inc.
FormFactor, Inc.	Littelfuse, Inc.	Novanta Inc.	Synaptics Inc.
For the peer group described above, in comparison to the prior year’s peer group, we removed four companies. Azenta, Inc. was removed due to the disposition of its semiconductor business, and CMC Materials, Inc., Ferro, Inc., and GCP Advanced Technologies were removed due to their acquisition by other companies. We added four companies to replace the four removed. Chart Industries, Inc., Livent, Inc., Power Integrations, Inc., and Synaptics, Inc. were added because they were within our revenue and market capitalization selection ranges and were considered to be appropriate business fits.
To analyze the compensation practices of the companies in our compensation peer group, Compensia gathered data from public filings (primarily proxy statements) and from a custom cut of companies that participate in the Radford Global Technology Survey. The Compensation Committee considered this compensation data when setting the Company’s 2023 NEO compensation. In particular, the Compensation Committee referred to this market data when establishing the overall compensation packages for our NEOs, each element of compensation within those packages, and target total cash compensation and target total direct compensation for each NEO. In each case, the Compensation Committee aims to set overall compensation, as well as each element of compensation, around the median of the peer group. Nevertheless, the Compensation Committee does not believe it is appropriate to establish our NEOs’ compensation levels based only on market practices. Instead, the Compensation Committee believes that compensation decisions are complex and require a deliberate review of factors, such as Company and individual performance, as well as each executive’s tenure, experience, responsibilities, and expected contribution.
Compensation Risk Assessment
The Compensation Committee believes that our compensation programs do not encourage risks that are reasonably likely to have a material adverse effect on the Company. This belief is based on the following:
•	The Compensation Committee reviews our compensation philosophy and strategy annually.
•	At-risk pay makes up a substantial portion of our executives’ target total direct compensation, and performance has a meaningful effect on payouts to our NEOs.
•	The Compensation Committee evaluates the performance of the CEO and the other NEOs each year, and that evaluation is used as the basis for future compensation decisions.
•	Equity awards for our executives are earned or vest over a three-year period, which the Compensation Committee believes discourages undue short-term risk-taking.
•	Equity represents a significant component of our executives’ target total direct compensation, and payouts with respect to at least 50% of our equity awards are contingent on Company performance.
•	Our stock ownership guidelines for executives promote a long-term perspective.
•	The Compensation Committee engages an independent compensation consultant.
•	The Compensation Committee reserves negative discretion to reduce compensation plan payouts.
•	We have a comprehensive compensation recovery (“clawback”) policy with respect to incentive-based compensation for executive officers.
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Compensation-Related Policies
Compensation Recovery Policy
The Company maintains a compensation recovery (“clawback”) policy that provides for the recoupment of erroneously awarded incentive-based compensation received by executive officers in the three years preceding an accounting restatement. Recoupment is on a no-fault basis, meaning that erroneously awarded incentive-based compensation must be repaid irrespective of whether a particular executive officer engaged in misconduct that led to the need for the accounting restatement.
In addition, the compensation recovery policy permits the Board, in its sole discretion, to pursue recoupment of covered compensation from an executive officer (to the extent permitted by law) if the Board determines that the executive engaged in misconduct. “Misconduct” under the policy generally means gross negligence, fraudulent behavior, intentional violation of the Company’s Code of Business Ethics, or a willful violation of an employment, confidentiality, or non-compete agreement.
Stock Ownership Guidelines
In order to align our executives’ interests with those of our shareholders and to ensure that our executives own meaningful levels of Company stock throughout their tenure, the Company maintains rigorous stock ownership guidelines. Specifically, the CEO is expected to own Company stock valued at three times his base salary, and the other NEOs are expected to own Company stock valued at two times their respective base salaries. Executives subject to the stock ownership guidelines are expected to attain the applicable ownership level no later than the completion of five years of service as an executive officer. The Company considers unvested RSUs and direct and indirect shares owned when determining ownership. Unvested PSUs are not counted when determining ownership. As of March 1, 2024, all of our NEOs were either in compliance with the stock ownership guidelines or were within the five-year transition period.
Severance and Change in Control Arrangements
Our NEOs participate in the Rogers Corporation Severance Plan (for purposes of this section, the “Severance Plan”), which provides for severance benefits upon an involuntary termination, before and after a change in control. The Compensation Committee believes that the Severance Plan encourages the retention of our executive team and mitigates potential conflicts of interest when NEOs perform their duties in connection with a potential change in control transaction. For more information on the Severance Plan and other payments made to our NEOs in the event of an NEO’s termination due to death, disability, or retirement, see the “Potential Payments on Termination, Retirement or Death or Disability” and “Potential Payments upon Termination or Change in Control” sections below.
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Executive Compensation
The following table sets forth summary information concerning compensation paid or accrued for services rendered to the Company by our NEOs during the year ended December 31, 2023, and, to the extent required by SEC disclosure rules, December 31, 2022, and 2021.
Fiscal Year 2023 Summary Compensation Table
Name and Principal Position	Years Covered	Salary(1)	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation(4)	Total
R. Colin Gouveia	2023	$770,000	$0	$5,972,600	$163,009	$0	$114,269	$7,019,878
President and Chief	2022	$432,698	$0	$875,399	$112,804	$0	$50,150	$1,471,051
Executive Officer	2021	$409,646	$0	$1,072,551	$328,021	$0	$41,271	$1,851,489

Ram Mayampurath	2023	$453,086	$0	$1,910,822	$66,686	$0	$14,670	$2,445,264
Sr VP Finance, Chief	2022	$398,415	$500,000(5)	$2,029,050	$132,194	$0	$74,099	$3,133,758
Financial Officer and Treasurer	2021	$334,297	$0	$713,798	$320,033	$0	$21,171	$1,389,299

Lawrence Schmid	2023	$387,692	$0	$1,076,370	$45,017	$0	$14,670	$1,523,750
Sr VP of Global
Operations

Jessica A. Morton	2023	$347,308	$300,000(6)	$914,956	$40,602	$0	$2,609	$1,605,475
VP, General Counsel, and
Corporate Secretary

Michael R. Webb	2023	$327,237	$0	$916,515	$48,416	$0	$57,183	$1,349,350
SVP, Chief Administrative
Officer
(1)	Employees are paid on a bi-weekly schedule. Amounts in this column represent 26 pay periods in 2023.
(2)
Reflects the aggregate grant date fair value of the PSUs and RSUs granted during each listed year, as computed in accordance with Financial Accounting Standards Board – Accounting Standards Codification Topic 718 (“ASC 718”). The grant date fair value of the PSUs is based on the probable outcome (as of the grant date) of the performance conditions applicable to those grants. For this purpose, the probable outcome was considered to be the compensation cost over the performance period that would have resulted if the Company achieved target performance during the performance period. The grant date fair value of the RSUs reported above is based on the closing price per share of Rogers’ capital stock on the grant date.

(3)	For 2023, the amounts reflect the actual cash bonus received under the AICP.
(4)	With respect to 2023, reflects the total amount of All Other Compensation reported in the “All Other Compensation Table for Fiscal Year 2023” in this proxy.
(5)
Reflects the value of a one-time cash award to Mr. Mayampurath, which Mr. Mayampurath would have been required to repay to the Company if he voluntarily resigned or if the Company terminated his employment for “Cause” (as defined in the LTIP) before December 8, 2023.

(6)	Reflects the value of a one-time new hire sign-on bonus to Ms. Morton to account for forfeited unvested equity awards from her prior employment.
All Other Compensation Table for Fiscal Year 2023
The following table sets forth aggregate amounts of all other compensation earned by the NEOs or accrued by the Company for the year ended December 31, 2023, on behalf of the NEOs. Rogers does not provide any additional perquisites to its NEOs other than what is reported in the table below. The total amount reflected below is set forth in the “All Other Compensation” column of the “Fiscal Year 2023 Summary Compensation Table” above.
Name	401(k) Match	Executive Physical	Life Insurance Premiums	Foreign Health Care Stipend	Temporary Housing Stipend	All Other Compensation Total
R. Colin Gouveia	$8,881	$18,409	$3,120	$0	$83,858	$114,269
Ram Mayampurath	$11,550	$0	$3,120	$0	$0	$14,670
Lawrence E. Schmid	$11,550	$0	$3,120	$0	$0	$14,670
Jessica A. Morton	$269	$0	$2,340	$0	$0	$2,609
Michael R. Webb	$0	$2,918	$0	$54,265	$0	$57,183
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Grants of Plan-Based Awards Table for Fiscal Year 2023
The following table shows all plan-based awards granted to the NEOs during fiscal year 2023. The awards under the AICP are cash awards, and the RSUs and PSUs are non-cash awards (i.e., equity awards). The equity awards identified in the table below are also reported in the “Outstanding Equity Awards Table at End of Fiscal Year 2023” and the “Fiscal Year 2023 Summary Compensation Table” in this proxy.
Name	Grant Date	Estimated Future Payouts under Non- Equity Incentive Plan Awards (Expressed in Dollars)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4)	Grant Date Fair Value of Stock Awards(5)
		Threshold(1)	Target	Maximum	Threshold(1)	Target	Maximum
R. Colin Gouveia			$770,000	$1,540,000
	2/9/2023							11,640	$1,741,693
	2/9/2023					17,460	34,920		$4,230,907
Ram Mayampurath			$315,000	$630,000
	2/9/2023							3,724	$557,222
	2/9/2023					5,586	11,172		$1,353,600
Lawrence E. Schmid			$212,647	$425,293
	1/30/2023							3,000	$411,570
	1/30/2023					3,000	6,000		$664,800
Jessica A. Morton			$191,792	$383,584
	3/11/2023							2,305	$349,300
	3/11/2023					2,305	4,610		$565,656
Michael R. Webb			$228,699	$457,397
	4/11/2023							2,190	$349,896
	4/11/2023					2,190	4,380		$566,619
(1)	There is no minimum threshold.
(2)
The amounts in this column represent the possible payout under the AICP to the NEOs, as described in the AICP section above. The amounts for Messrs. Schmid and Webb and Ms. Morton have been prorated based on the number of days actively employed by the Company during the 2023 performance period.

(3)
The amounts in this column represent PSUs granted under the LTIP to the NEOs, which generally vest based upon the Company’s TSR performance relative to an Index and require our executives to remain continuously employed by the Company through the applicable vesting dates, except as otherwise required by the terms of the underlying award agreements.

(4)
The amounts in this column represent RSUs granted under the LTIP to the NEOs, which are generally subject to three-year ratable vesting and require our executives to remain continuously employed by the Company through the applicable vesting dates, except as otherwise required by the terms of the underlying award agreements.

(5)
The amounts in this column are valued based on the aggregate grant date fair value computed in accordance with ASC 718. The Committee converts each NEO’s target long-term incentive award value into a number of target shares using the average closing price per share of Rogers’ capital stock for the 30 trading days prior to the grant date. The share price used in 2023 for LTIP awards was based on the average closing price per share of Rogers’ capital stock for the 30 trading days prior to the grant date: January 30, 2023, $122.90; February 9, 2023, $130.61; March 11, 2023, $149.50; and April 11, 2023, $154.31.

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Outstanding Equity Awards Table at End of Fiscal Year 2023
The following table contains information regarding outstanding equity awards held by the NEOs as of December 31, 2023. RSUs are reported in the first two columns of the table. PSUs are reported under the subheading “Equity Incentive Plan.”
				Equity Incentive Plan
	Grant Date	Number of Shares of Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
R. Colin Gouveia	2/10/2021	827	$109,222
	2/14/2022	2,140	$282,630
	2/9/2023	11,640	$1,537,295
	2/9/2023			34,920	$4,611,884
Ram Mayampurath	2/10/2021	153	$20,207
	5/1/2021	297	$39,225
	2/14/2022	2,166	$286,064
	12/8/2022	9,530	$1,258,627
	2/9/2023	3,724	$491,829
	2/9/2023			11,172	$1,475,486
Lawrence E. Schmid	1/30/2023	3,000	$396,210
	1/30/2023			6,000	$792,420
Jessica A. Morton	3/11/2023	2,305	$304,421
	3/11/2023			4,610	$608,843
Michael R. Webb	4/11/2023	2,190	$289,233
	4/11/2023			4,380	$578,467
(1)
Represents 2021, 2022, and 2023 RSUs that generally vest in equal one-third increments on each of the first three anniversaries of the grant date, provided that the executive is still employed by the Company. For the 2021, 2022, and 2023 awards, accelerated pro-rata vesting applies in case of death, disability, or termination of employment after attaining at least 60 years of age and completing five years of service and in certain cases, in connection with a change in control. See the discussion under “Potential Payments on Termination or Change in Control” in this proxy.

(2)	Calculation based on the closing price of the Company’s capital stock of $132.07 per share on December 29, 2023.
(3)
Represents 2023 PSUs outstanding as of December 31, 2023, which vest after a three-year period based on relative TSR, as described in the LTIP section above. Based on SEC rules with respect to performance trends as of the end of 2023, the disclosed amounts for the PSUs reflect an estimated payout percent of maximum 200%. Except as described above in connection with a change in control, payment of shares earned based on performance generally requires that the executive remain employed on the last day of the fiscal year in the relevant performance period.

Stock Vested Table for Fiscal Year 2023
The following table sets forth RSUs and PSUs for all NEOs that vested during 2023. For the 2021-2023 PSUs, TSR performance did not meet the performance threshold with a relative ranking of 21.4%. Therefore, there was no payout for the 2021-2023 PSUs.
	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized Upon Vesting
R. Colin Gouveia	3,272	$493,098
Ram Mayampurath	1,782	$270,665
Lawrence E. Schmid	0	$0
Jessica A. Morton	0	$0
Michael R. Webb	0	$0
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Fiscal Year 2023 Nonqualified Deferred Compensation Table
This table provides information about the Rogers Corporation Deferred Compensation Plan (for purposes of this section, the “Plan”) maintained for the benefit of our NEOs. An NEO may only earn nonqualified deferred compensation by electing to defer receipt of compensation that would otherwise be payable to him or her in cash. The amounts shown in the column “Executive Contributions” reflect deferrals of NEO compensation received in 2023, including in some cases the 2022 AICP award which was payable in 2023. If the NEOs had not chosen to defer this compensation, we would have paid these amounts to the NEOs in cash in 2023.
Name	Executive Contributions in the Last Fiscal Year(1)	Registrant Contributions in the Last Fiscal Year(2)	Aggregate Earnings in the Last Fiscal Year(3)	Aggregate Withdrawals Distribution	Aggregate Balance at Last Fiscal Year End(4)
R. Colin Gouveia	$53,900	$0	$21,537	$0	$197,504
Ram Mayampurath	$0	$0	$63,857	$0	$500,783
Lawrence E. Schmid	$0	$0	$0	$0	$0
Jessica A. Morton	$0	$0	$0	$0	$0
Michael R. Webb	$0	$0	$0	$0	$0
(1)	Deferred earnings for Mr. Gouveia are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “Fiscal Year 2023 Summary Compensation Table” in this proxy.
(2)
Reflects 2023 matching credit on executive contributions (if any); included in the “Deferred Compensation Company Match” column in the “All Other Compensation Table for Fiscal Year 2023” in this proxy. There were no matching contributions for 2023.

(3)	Reflects interest and investment returns on balances in 2023.
(4)
The amounts listed in this column include the following amounts which were reported in the “Fiscal Year 2023 Summary Compensation Table” in previous years: for Mr. Gouveia, $75,467, and for Mr. Mayampurath, $441,988.

The Plan allows participants to elect to defer up to 100% of their annual bonus and 50% of their base salary. The Plan allows for the participant to make investment elections similar to the qualified 401(k) plan. Bonus deferral elections take place annually in the month of June for any bonuses paid out in the following year and salary deferral elections take place annually in November/December for the upcoming year. The participants’ balances and any earnings thereon will be reflected on the Company’s books as general unsecured obligations of the Company. All payments under the Plan will come from the general assets of the Company. The Company has placed assets to pay plan benefits in a Rabbi Trust to protect the assets in the event of a change in control in the ownership or management of the Company. Once a change in control occurs, the assets may only be used to pay the promised benefit to participants, except in the event of the Company’s bankruptcy or insolvency. In the event of such an occurrence, Rabbi Trust assets are treated like all other corporate assets and are subject to the claims of all general creditors of the Company. Participants will be considered general creditors and will have no greater rights to their balance than other general creditors.
A Company match is credited on all salary and bonus deferrals into the Plan if the participant contributed the annual maximum allowed under the 401(k) plan for the year. If the participant did not contribute the annual maximum allowed under the Company’s 401(k) plan for the year, no matching contributions will be made into the Plan by the Company on the participant’s behalf. The amount of the match is equal to the rate of the 401(k) Company match (which is currently 100% of the first 1% and 50% of the next 5% of eligible compensation). The Company match on deferrals is made in cash. Each participant has a fully vested interest in the Company match.
Payment(s) of deferred amounts with respect to the deferrals made for a specific year will commence on April 15th of the year following the passage of the number of years specified by the individual in the deferral election for that year, or 30 days after the participant ceases to be an employee. Payment elections are made at the time of the deferral election. Payments are made in a lump sum or installments over a period of not more than 10 years. Any requested changes in the timing of the payments by participants must result in the extension of the existing payment date by at least an additional five years. Accelerated payment may occur upon a change in control or a bona fide unforeseen financial hardship. Payments made upon a participant’s separation from service may be delayed six months, if necessary, to avoid penalties under Internal Revenue Code Section 409A. To the extent permitted under Internal Revenue Code Section 409A, certain amounts in a participant’s deferred compensation account, such as amounts deferred and vested prior to January 1, 2005, are not subject to Section 409A.
Potential Payments on Termination, Retirement or Death or Disability
NEOs may be entitled to receive the following amounts earned during their term of employment regardless of the way their employment terminates:
•	Unpaid base salary through the date of termination
•
Any unpaid award under the AICP with respect to a completed performance period and all vested equity awards granted under the Rogers’ equity compensation plans, except in the event of termination for cause

•	All accrued and vested benefits under the Rogers Corporation Deferred Compensation Plan
•	All other benefits under the Company’s compensation and benefit programs that are available to all salaried employees and do not discriminate in scope, terms, or operation in favor of the NEOs
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In the event an NEO retires, then, in addition to the items listed above, the retiring NEO will receive the following benefits:
•	Unpaid payment of a pro-rata portion of the NEO’s AICP award for the performance year in which the termination occurs, based on actual performance
•	Vesting of a pro-rata portion of time- and performance-based grants, provided that the NEO is at least 60 years old and has at least five years of service at Rogers
In the event of an NEO’s death or disability (as defined in the applicable compensation program), then, in addition to the benefits listed above, the NEO (or the NEO’s estate) will receive the following:
•	Benefits under Rogers’ disability plan or payments under Rogers’ life insurance plan, as appropriate
•
Vesting of a pro-rata portion of any PSUs based on the Company’s actual performance during the performance period, with shares with respect to vested units paid out at the end of the performance period

•	Vesting of a pro-rata portion of any time-based RSUs
•	Payment of a pro-rata portion of the NEO’s AICP award for the performance year in which the termination occurs based on actual performance
Potential Payments upon Termination or Change in Control
The Rogers Corporation Severance Plan (the “Severance Plan”) provides a market-based severance program that helps us recruit and retain executives on competitive terms. In order to participate in the Severance Plan, an executive must execute a participation agreement providing that severance payments and benefits provided under the Severance Plan are in lieu of any other severance payments or benefits to which they would have otherwise been entitled. In 2023, all of the NEOs participated in the Severance Plan.
The Severance Plan will provide benefits to an NEO if that NEO (i) is involuntarily terminated by the Company for any reason other than for cause or (ii) terminates their employment with the Company for good reason (each referred to as a “Qualifying Termination”). The amount of benefits paid under the Severance Plan depends on whether the Qualifying Termination occurs within a certain period following a “Change in Control” (as defined in the Severance Plan). Benefits under the Severance Plan include:
•	For our CEO, a lump sum cash payment equal to the amount determined by multiplying the sum of his base salary and target annual bonus by two;
•
For the NEOs other than our CEO, a lump sum cash payment equal to the following: (A) if the Qualifying Termination occurs within the first three years of the NEO’s participation in the Severance Plan and no change in control has occurred, the sum of the NEO’s annual base salary and target annual bonus for the NEO’s Severance Coverage Period (defined below), (B) if the Qualifying Termination occurs after the third anniversary of the NEO’s participation in the Severance Plan and no change in control has occurred, the NEO’s annual base salary for the NEO’s Severance Coverage Period, and (C) if the Qualifying Termination occurs within one year after a change in control at any time during which the NEO is covered by the Severance Plan, the sum of the NEO’s annual base salary and target annual bonus for the NEO’s Severance Coverage Period;

•
Subsidized premium payments for continuation of medical and dental insurance coverage following the Qualifying Termination for up to 18 months, depending on the circumstances of the Qualifying Termination (or cash in lieu thereof); and

•	Reasonable outplacement services (with a value not to exceed $50,000).
Generally, for NEOs other than our CEO, the “Severance Coverage Period” is 12 months. For Mr. Schmid and Ms. Morton, if their Qualifying Termination occurs during the first 24 months of their employment, their Severance Coverage Period will be 18 months (as opposed to 12 months). In addition, for all NEOs other than our CEO, there is an enhanced “Severance Coverage Period” of 18 months if the Qualifying Termination occurs during the one-year period after a change in control.
The Severance Plan also provides that the value of, and rights attendant to, each equity-based award held by an NEO will be preserved or the award will be cashed out in a manner consistent with the plan and award agreement under which the award is issued. The Severance Plan contains a “best-after-tax” cutback provision so that, in the event that payments to a covered executive in connection with a change in control would constitute parachute payments within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, the payments will either be cut back or paid in full to the executive, depending on which yields the better financial result for the executive, after accounting for excise taxes that would need to be paid. Benefits under the Severance Plan are also conditioned upon the NEO’s execution of a general release and separation agreement and compliance with covenants regarding non-competition, non-solicitation, non-disparagement, and confidentiality.
Pursuant to agreements with the Company, Mr. Schmid and Ms. Morton will also receive accelerated vesting of 50% of their unvested outstanding LTIP awards, if their Qualifying Termination occurs during the first 24 months of their employment.
Confidentiality and Non-Compete Agreements
The Company has entered into confidentiality and non-compete agreements with most of its salaried employees, including its NEOs. These agreements generally prohibit the NEOs from accepting employment with a competitor of the Company for two years following termination of employment. If an NEO terminates employment prior to a change in control and cannot obtain employment at a rate of compensation at least equal to the compensation the NEO was earning from the Company, the NEOs may become entitled to additional payment from the Company. This payment will equal the difference between the executive’s current compensation and his or her last regular rate of compensation with the Company, reduced by any retirement or severance income. In lieu of making payments on account of an employment termination prior to a change in control, the Company can waive its rights to enforce the non-compete agreement.
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Post Termination Table
The following table was prepared as though each NEO terminated employment on December 31, 2023, using the closing share price of Rogers’ common stock of $132.07 as of December 29, 2023 (the last trading day of the fiscal year). The amounts under the column labeled Termination by Rogers without Cause or by NEO for Good Reason on or after a Change in Control (“CIC”) assume that a CIC occurred within the two years before the CEO’s termination of employment and within one year before the termination of employment of the non-CEO NEOs.
Summary of Separation Benefits	Termination by Rogers without Cause or by NEO for Good Reason absent a CIC	Termination by Rogers without Cause or by NEO for Good Reason on or after a CIC	Termination Due to Death or Disability	Termination Due to Retirement(9)
R. Colin Gouveia
Cash Severance	$3,080,000(1)	$3,080,000(4)	$163,009(7)	$0(7)
Accelerated Vesting of Unvested Equity	$0	$4,235,089(5)	$1,422,624(8)	$0(8)
Benefits Continuation	$38,062(2)	$38,062(6)	$0	$0
Retirement Benefits	$0	$0	$0	$0
Outplacement Services	$50,000(3)	$50,000(3)	$0	$0
Total Pre-Tax Payment	$3,168,062	$7,403,151	$1,585,633	$0
Ram Mayampurath
Cash Severance	$765,000(1)	$1,147,500(4)	$66,686(7)	$66,686(7)
Accelerated Vesting of Unvested Equity	$1,044,214(11)	$2,833,694(5)	$1,044,214(8)	$1,044,214(8)
Benefits Continuation	$18,543(2)	$27,815(6)	$0	$0
Retirement Benefits	$0	$0	$0	$0
Outplacement Services	$50,000(3)	$50,000(3)	$0	$0
Total Pre-Tax Payment	$1,877,757	$4,059,009	$1,110,900	$1,110,900
Lawrence E. Schmid
Cash Severance	$976,500(1)	$976,500(4)	$45,017(7)	$0(7)
Accelerated Vesting of Unvested Equity	$198,105(10)	$792,420(5)	$242,430(8)	$0(8)
Benefits Continuation	$36,667(2)	$36,667(6)	$0	$0
Retirement Benefits	$0	$0	$0	$0
Outplacement Services	$50,000(3)	$50,000(3)	$0	$0
Total Pre-Tax Payment	$1,261,272	$1,855,587	$287,447	$0
Jessica A. Morton
Cash Severance	$999,750(1)	$999,750(4)	$40,602(7)	$0
Accelerated Vesting of Unvested Equity	$152,211(10)	$608,843(5)	$162,914(8)	$0
Benefits Continuation	$38,167(2)	$38,167(6)	$0	$0
Retirement Benefits	$0	$0	$0	$0
Outplacement Services	$50,000(3)	$50,000(3)	$0	$0
Total Pre-Tax Payment	$1,240,128	$1,696,760	$203,516	$0
Michael R. Webb
Cash Severance	$765,000(1)	$1,147,500(4)	$48,416(7)	$0
Accelerated Vesting of Unvested Equity	$0	$578,467(5)	$139,466(8)	$0
Benefits Continuation	$0(2)	$0(6)	$0	$0
Retirement Benefits	$0	$0	$0	$0
Outplacement Services	$50,000(3)	$50,000(3)	$0	$0
Total Pre-Tax Payment	$815,000	$1,775,967	$187,882	$0
(1)	Represents a lump sum cash severance payment equal to 1X the sum of the executive’s base salary plus target bonus (2X for Mr. Gouveia, 1.5X for Mr. Schmid and Ms. Morton).
(2)	Reflects Rogers’ cost to provide 12 months of continued medical and dental insurance (18 months for Messrs. Gouveia and Schmid and Ms. Morton).
(3)	Represents the maximum value of outplacement services Rogers would provide.
(4)	Represents a lump sum cash severance payment equal to 1.5X the sum of the executive’s base salary plus target bonus (2x for Mr. Gouveia).
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(5)
Time-based RSUs granted under the LTIP become fully vested upon a qualifying termination event occurring within one year of a Change in Control. PSUs granted under the LTIP vest at target upon a Change in Control. Note that 2021 performance-based RSUs are excluded as the performance period ended December 31, 2023.

(6)	Reflects Rogers’ cost to provide 18 months of continued medical and dental insurance.
(7)	Reflects actual AICP award for 2023.
(8)
Represents (i) vesting of the pro-rata portion of the performance-based RSUs (based on achievement and number of days employed during the performance period as of December 31, 2023) and (ii) vesting of the pro-rata portion of the time-based RSUs based on employment during the vesting period.

(9)	Only Mr. Mayampurath is eligible for retirement benefits as of December 31, 2023.
(10)	Mr. Schmid’s and Ms. Morton’s unvested outstanding LTIP awards vest 50% upon qualifying termination occurring during the first 24 months of their employment.
(11)
Mr. Mayampurath is retirement eligible as of December 31, 2023, and would therefore be entitled to the same accelerated vesting of unvested equity upon a termination without cause or resignation with good reason, as he would be had he terminated due to his retirement.

CEO Pay Ratio
As required by SEC rules, we are providing the following information about the relationship between the annual total compensation of our President and Chief Executive Officer, R. Colin Gouveia, and the median of the annual total compensation of all employees of our Company (except our CEO) for 2023 (the “CEO Pay Ratio”).
CEO Pay Ratio for 2023
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Fiscal Year 2023 Summary Compensation Table in this proxy statement.
Median Employee annual total compensation (excluding the CEO)	$33,954
CEO annual total compensation	$7,019,878
Ratio of CEO to Median Employee compensation	206.75 to 1.0
This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
Methodology
Since it has been three years since we last identified our previous median employee, we conducted a new analysis to determine the median of the annual total compensation of all our employees for 2023. The methodology and the material assumptions, adjustments, and estimates used to identify the median of the annual total compensation of all our employees for 2023 were based on the following:
•
The median of the annual total compensation of all our employees was determined from all full-time, part-time, seasonal, and temporary employees as of December 31, 2023, the last day of our fiscal year (the “Determination Date”). We determined that, as of the Determination Date, the global employee population of our Company, including our consolidated subsidiaries, consisted of approximately 3,511 employees (other than our CEO), with approximately 1,183 located in the United States and approximately 2,328 located outside the United States in Belgium, Canada, China, France, Germany, Hong Kong, Hungary, India, Italy, Japan, the Republic of Korea, Malaysia, the Netherlands, Singapore, Taiwan, and the United Kingdom. We did not include any contractors or other non-employee workers in our employee population.

•
As permitted by SEC rules in identifying the median of the annual total compensation of all our employees, we used the de minimis exemption. Pursuant to this exemption, we excluded approximately 102 employees in the following jurisdictions (employees excluded in parentheses): Canada (3), France (2), Hong Kong (3), India (2), Italy (2), Japan (9), the Republic of Korea (64), Malaysia (3), the Netherlands (2), Singapore (5), Taiwan (4), and the United Kingdom (3), which represent, in the aggregate, 3% of our global employee population. Thus, as of the Determination Date, our employee population consisted of approximately 3,409 employees (other than our CEO) working both within and outside the United States.

•
To identify our median employee, we used a consistently applied compensation measure consisting of the actual base salary of our employees for the 12-month period from January 1, 2023 through December 31, 2023, and the actual bonus paid to our employees for work performed during that period. We annualized the base salaries for all permanent employees who did not work for the entire measurement period. We selected the foregoing compensation elements because they represented our principal broad-based compensation elements.

•	Payments not made in U.S. dollars were converted to U.S. dollars using the applicable currency exchange rate in effect as of the Determination Date. We did not make any cost-of-living adjustment.
Using this approach, we identified the individual at the median of our employee population who was the best representative of our employee population (the “Median Employee”). The individual was a full-time employee based in Germany.
We calculated this employee’s 2023 annual total compensation using the same methodology that we use for determining the annual total compensation of our named executive officers, as reported in the “Fiscal Year 2023 Summary Compensation Table” above, resulting in annual total compensation of $33,954.
Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates, and assumptions in calculating their pay ratios.
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Pay versus Performance
The following table sets forth information regarding the Company’s performance and the “compensation actually paid” to our NEOs, as calculated in accordance with the SEC disclosure rules:
					Value of Initial Fixed $100 Investment Based on:(4)
Year(1)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for non-PEO NEOs(2)	Average Compensation Actually Paid to non-PEO NEOs(3)	Total Shareholder Return	Peer Group Total Shareholder Return(5)	Net Income ($M)	Net Sales ($M)(6)
2023	$7,019,878	$5,868,695	$1,730,960	$1,540,794	$105.88	$149.11	$56.6	$908.4
2022	$4,545,401	($8,743,936)	$1,775,842	($635,938)	$95.68	$116.57	$116.6	$971.6
2021	$5,792,438	$18,065,163	$1,404,691	$2,305,335	$218.87	$133.10	$108.1	$932.9
2020	$4,188,162	$5,610,130	$1,325,109	$1,518,722	$124.50	$112.00	$50.0	$802.6
(1)
R. Colin Gouveia served as the Company’s Principal Executive Officer for the entire 2023 fiscal year. Bruce Hoechner served as the Company’s Principal Executive Officer for the entirety of 2020, 2021, and 2022, and the Company’s other NEOs for the applicable years are as follows:

•	2023: Ram Mayampurath, Lawrence E. Schmid, Jessica A. Morton and Michael R. Webb
•	2022: Ram Mayampurath, Robert C. Daigle, Jay B. Knoll, and R. Colin Gouveia
•	2021: Ram Mayampurath, R. Colin Gouveia, Jonathan J. Rowntree, Peter B. Williams, and Michael M. Ludwig
•	2020: Michael M. Ludwig, Robert C. Daigle, Jay B. Knoll, and R. Colin Gouveia
(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of the principal executive officer and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs for the applicable year other than the principal executive officers for such years.

(3)
To calculate compensation actually paid (“CAP”), adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for 2023 for Mr. Gouveia and for the average of the other NEOs is set forth following the footnotes to this table.

(4)	Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)	The TSR Peer Group is the S&P Small Cap 600 Electronic Equipment, Instruments & Components Index.
(6)
For 2023, the Compensation & Organization Committee determined that Net Sales continues to be viewed as a core driver of the Company’s performance and shareholder value creation, as reflected by its use as a performance measure under the AICP.

CAP Adjustments
YEAR	Summary Compensation Table Total ($)(a)	(Minus) Change in Accumulated Benefits Under Defined Benefit and Actuarial Pension Plans ($)(b)	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans ($)(c)	(Minus) Grant Date Fair Value of Stock Awards Granted in Fiscal Year ($)(d)	Plus Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards Granted in Fiscal Year ($)(e)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years ($)(f)	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested during Fiscal Year ($)(g)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year ($)(h)	(Minus) Fair Value as of Prior Fiscal Year End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(i)	Equals Compensation Actually Paid ($)
R. Colin Gouveia
2023	7,019,878	—	—	(5,972,600)	4,987,789	(269,006)	—	102,634	—	5,868,695
Other NEOs (Average)(j)
2023	1,730,960	—	—	(1,204,666)	1,016,699	(16,701)	—	14,502	—	1,540,794
(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.
(b)
Represents the aggregate change in the actuarial present value of the applicable NEO’s accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.

(c)
Represents the sum of the actuarial present value of the applicable NEO’s benefit under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(d)	Represents the grant date fair value of the stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(e)
Represents the fair value as of the indicated fiscal year end of the outstanding and unvested stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

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(f)
Represents the change in fair value during the indicated fiscal year of the outstanding and unvested stock awards held by the applicable NEO as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(g)
Represents the fair value at vesting of the stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(h)
Represents the change in fair value, measured from the prior fiscal year end to the vesting date, of each stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(i)
Represents the fair value as of the last day of the prior fiscal year of the stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(j)	See footnote 1 above for the NEOs included in the average for each year.
Relationship Between Pay and Performance
“Compensation actually paid” (“CAP”), as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on vesting or year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. For a discussion of how our Compensation Committee assessed “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as shareholder value creation each year, see “Compensation Discussion and Analysis” in this proxy statement and in our annual report on Form 10-K filed on February 26, 2024.
Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years.
PEO AND AVERAGE NEO COMPENSATION ACTUALLY PAID
VERSUS ROGERS CORPORATION TSR AND PEER GROUP TSR

Peer group is S&P Small Cap 600 Electronic Equipment, Instruments & Components Index.
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Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our net income during the four most recently completed fiscal years.
PEO AND AVERAGE NEO COMPENSATION ACTUALLY PAID
VERSUS ROGERS CORPORATION NET INCOME

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Sales
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our net sales during the four most recently completed fiscal years
PEO AND AVERAGE NEO COMPENSATION ACTUALLY PAID
VERSUS ROGERS CORPORATION NET SALES

Tabular List of Performance Measures
Below is a list of performance measures that, in the Company’s assessment, represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2023.
•	Net Sales
•	Operating Income
•	Relative TSR
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Director Compensation
Directors who are employees of Rogers receive no additional compensation for their services as directors. Accordingly, Mr. Gouveia received no compensation for his service on the Board during 2023, and his compensation has been shown in the “Fiscal Year 2023 Summary Compensation Table” above, rather than in the “Director Compensation Table” below. Mr. Hoechner, our CEO until the end of 2022, stayed on as an employee and director of Rogers for the first quarter of 2023. Although Mr. Hoechner received no additional compensation for his service as a director during this time, the compensation that he earned as an employee during 2023 is shown in the table below. The Compensation & Organization Committee periodically reviews the Company’s non-management director compensation program with the assistance of its compensation consultant and makes recommendations to the Board regarding the same.
The table below shows the total compensation earned by our directors during 2023. Each component of director compensation is summarized following the table.
Director Compensation Table 2023
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Keith L. Barnes	$84,000	$153,909	—	$237,909
Larry L. Berger	$51,750	$153,909	—	$205,659
Megan Faust	$87,250	$153,909	—	$241,159
Bruce D. Hoechner	$0	$0	$255,877	$255,877
Carol R. Jensen	$26,000	$0	—	$26,000
Keith R. Larson	$26,000	$0	—	$26,000
Armand F. Lauzon, Jr.	$66,250	$185,877	—	$252,127
Ganesh Moorthy	$84,000	$153,909	—	$237,909
Jeffrey J. Owens	$79,000	$153,909	—	$232,909
Anne K. Roby	$65,000	$185,877	—	$250,877
Helene Simonet	$30,000	$0	—	$30,000
Peter C. Wallace	$143,000	$170,110	—	$313,110
(1)	Represents annual retainer for board and committee service, which is paid in cash.
(2)
The fair value of Deferred Stock Unit Awards is the same as the compensation cost reported in Rogers’ financial statements. All Deferred Stock Units awarded to directors are fully vested as of the award date. On May 4, 2023, each non-management director received a Deferred Stock Unit Award of units representing 950 shares of our capital stock, except for Mr. Wallace who received 1,050 shares of our capital stock. The number of shares of capital stock underlying the Deferred Stock Unit was calculated in accordance with ASC 718. As of December 31, 2023, each non-management director held 950 Deferred Stock Units, except for Mr. Wallace who held 1,050 Deferred Stock Units, and Mr. Lauzon and Dr. Roby who each held 1,150 Deferred Stock Units.

(3)
Mr. Hoechner earned $198,000 in base salary in respect of his service as our employee during the first quarter of 2023. He also received a cash payment of $57,877 upon his retirement from the Company, in lieu of vacation that he had accrued during his tenure with the Company. He did not receive any additional compensation for his service as a director during 2023.

Annual Retainer
In 2023, non-management directors earned an annual retainer of $65,000, together with additional retainers as follows:
Position	Board/Committee Chair Retainer	Committee Member Retainer
Board Chair	$60,000	—
Audit Committee	$20,000	$9,000
Compensation & Organization Committee	$15,000	$5,000
Nominating, Governance & Sustainability Committee	$10,000	$4,000
The retainers are paid quarterly in advance and are prorated for non-management directors who serve for only a portion of the year.
Deferred Stock Unit Awards (“DSUs”)
The Company grants annual DSUs to non-management directors on the date of the annual meeting each year. Each non-management director was granted a DSU award valued at $150,000, except the Board Chair, who received a DSU award value of $160,000. The number of DSUs underlying each award was calculated by dividing this value by the average closing stock price for the thirty trading days immediately preceding the grant date, and then rounding up to the next highest 50 share increment. Non-management directors who join the Board after the date described above received a pro-rated DSU award. The DSUs are fully vested on the grant date and generally settled in stock on the 13-month anniversary of the grant date unless the director elects to defer the receipt of these shares, with accelerated settlement on the director’s earlier death, disability, separation from service, or a change in control.
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Perquisites and Reimbursable Expenses
Rogers does not provide its non-management directors with any perquisites. Rogers reimburses its directors for expenses associated with attending any board or committee meetings and attending certain other meetings in their capacity as board or committee members. The Board established a Directors’ Education and Training Allowance Policy to provide reimbursement of up to $10,000 during any two-year period to each non-management director for the reasonable costs to attend education and training programs, as well as membership fees in relevant professional organizations, in all such cases reflective of the director’s duties to the Board, the director’s background and experience, and developments relevant to corporate governance and to the Company’s operations.
Director Stock Ownership Guidelines
The Company’s Corporate Governance Guidelines provide that a non-management director’s ownership of Company stock should be equal to at least five times the director’s base annual retainer by the fifth anniversary of the first annual meeting of shareholders after such person becomes a non-management director. The Company considers unvested DSUs, and direct and indirect shares owned when determining ownership. As of the record date, each of our directors were either in compliance with the applicable stock ownership guidelines or were within the five-year transition period. Management directors are subject to the stock ownership guidelines applicable to executive officers.
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Security Ownership of Certain Beneficial Owners and Management
This table provides information about the beneficial ownership of Rogers’ capital stock as of the record date, by each person known to Rogers to own more than 5% of its outstanding capital stock as of March 1, 2024, based upon filings by each such person with the SEC on Schedule 13D or Schedule 13G (including amendments) under the Exchange Act, the current members of the Board, the NEOs listed in “Named Executive Officers for Fiscal Year 2023” in this proxy statement, and by all current directors, director nominees, and executive officers as a group. Unless otherwise noted, the persons listed below have sole voting and investment power with respect to the shares reported.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
BlackRock, Inc.(3) 55 East 52nd Street, New York, NY 10055	3,343,323	17.9%
The Vanguard Group(4) 100 Vanguard Boulevard, Malvern, PA 19355	2,199,479	11.8%
Norges Bank(5) Bankplassen 2, P.O. Box 1179 Sentrum, NO 0107 Oslo, Norway	1,492,840	8.0%
Capital Research Global Investors(6) 333 South Hope Street, 55th Fl, Los Angeles, CA 90071	1,461,059	7.8%

Current Directors and Nominees
Keith L. Barnes	2,770	*
Larry L. Berger	950	*
Donna M. Costello	450	*
Megan Faust	2,850	*
R. Colin Gouveia	7,980	*
Armand F. Lauzon, Jr.(7)	5,500	*
Jeffrey J. Owens	7,800	*
Anne K. Roby(8)	1,765	*
Peter C. Wallace	14,097	*

Non-Director Named Executive Officers
Ram Mayampurath	1,961	*
Lawrence E. Schmid	703	*
Jessica A. Morton	769	*
Michael R. Webb	730	*
All directors, nominees, and executive officers (16 persons)	50,224	*
*	None of our executive officers or directors owned more than 1.0% of our outstanding capital stock as of the record date.
(1)
Represents the total number of currently owned shares and shares acquirable within 60 days of the record date. The types of shares used to calculate the number of shares owned consist of unvested RSUs, unvested DSUs, and shares directly or indirectly owned by each NEO officer or Director.

(2)
Represents the percent ownership of total outstanding shares of capital stock, based on 18,655,102 shares of capital stock outstanding as of the record date, and on an individual or group basis those shares acquirable by the respective directors and executive officers within 60 days of the record date.

(3)	Blackrock, Inc., a parent holding company, reported it has sole voting power and sole dispositive power with respect to 3,296,587 of the shares listed above.
(4)
The Vanguard Group, a registered investment adviser, reported it has sole voting power with respect to none of the shares listed above, shared voting power with respect to 26,273 of the shares listed above, sole dispositive power with respect to 2,155,598 of the shares listed above, and shared dispositive power with respect to 43,881 of the shares listed above.

(5)	Norges Bank reported it has sole voting power and sole dispositive power with respect to 1,492,840 of the shares listed above.
(6)	Capital Research Global Investors reported it has sole voting power and sole dispositive power with respect to 1,461,059 of the shares listed above.
(7)	Of these shares, 3,350 shares are held by Mr. Lauzon’s spouse.
(8)	Of these shares, 615 shares are held by a trust for which Dr. Roby serves as a co-trustee and shares voting and dispositive power with her co-trustee.
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Related Party Transactions
Since January 1, 2023, neither Rogers nor any of its subsidiaries has been a participant in any transaction where the amount involved exceeds $120,000 and any of its executive officers, directors, more than 5% shareholders, or any immediate family member of the foregoing (with any one of these being a “Related Party”) had a material interest.
Code of Business Ethics
Rogers’ Code of Business Ethics, which sets forth standards applicable to all directors, officers, and employees of Rogers (the “Code”), prohibits the giving or accepting of personal benefits that could result in a conflict of interest. Any waiver of the Code for a director or an officer may only be granted by the Nominating, Governance & Sustainability Committee of the Board (as used in this section, the “Committee”). Any waiver of the Code that is granted to a director or an officer or amendment of the Code will be posted on Rogers’ website, located at http://www.rogerscorp.com, or otherwise publicly disclosed, as required by applicable law or NYSE rules and regulations. Waivers for other employees must be approved by certain members of senior management.
Policies and Procedures for Approving Related Party Transactions
In addition, to supplement the Code, the Board has adopted a Related Party Transactions Policy. The purpose of the policy is to describe the procedures used to identify, review, approve, and disclose, if necessary, any transaction, arrangement, or relationship, or series of transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the amount involved will or may be expected to exceed $120,000 in any calendar year; (ii) Rogers was, is, or will be a participant (even if not necessarily a party); and (iii) a Related Party has or will have a direct or indirect interest (other than solely being a director or less than 10 percent beneficial owner of another entity, if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent of that company’s total annual revenues) (with such transactions being “related party transactions”).
The Committee reviews the material facts relating to all related party transactions and either approves or disapproves of the Company’s entry into the related party transaction, subject to certain exceptions. If advance Committee approval of a related party transaction is not feasible, then at the Committee’s next meeting, the related party transaction will be considered and, if the Committee determines it to be appropriate, ratified (or if not ratified, the Committee will determine if the related party transaction should be terminated). In determining whether to approve or ratify a related party transaction, the Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to the Company than terms generally available from an unaffiliated third-party under the same or similar circumstances, whether the related party transaction is material to the Company, the role the Related Party has played in arranging the related party transaction, and the extent of the Related Party’s interest in the related party transaction.
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Annual Meeting Information
What is the “Notice Regarding the Availability of Proxy Materials” (the “Notice”) and why did I receive it but no proxy materials by mail or email?
Unless you have requested that we provide a copy of our proxy materials (including our 2023 annual report) to you by mail or email, we are providing only the Notice to you by mail or email. The Notice will instruct you as to how you may access and review the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet. If you received the Notice by mail or email and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice. This proxy statement is dated March 22, 2024, and distribution of the Notice to shareholders is scheduled to begin on or about March 22, 2024. We have adopted this procedure pursuant to rules adopted by the SEC in order to conserve natural resources and reduce our costs of printing and distributing the proxy materials, while providing a convenient method for shareholders to access the materials and vote.
What is the purpose of the Annual Meeting of Shareholders?
1.
To elect eight members of the Board of Directors for the ensuing year: Larry L. Berger, Donna M. Costello, Megan Faust, R. Colin Gouveia, Armand F. Lauzon, Jr., Jeffrey J. Owens, Anne K. Roby, and Peter C. Wallace. (See Proposal 1 for additional information.)

2.	To ratify the appointment of PwC as the independent registered public accounting firm of Rogers Corporation for the fiscal year ending December 31, 2024. (See Proposal 2 for additional information.)
3.	To vote on a non-binding advisory resolution to approve the 2023 compensation of the NEOs of Rogers Corporation. (See Proposal 3 for additional information.)
4.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. As of the date of this proxy statement, the Company is not aware of any other business to come before the meeting.

Who can vote at the Annual Meeting of Shareholders?
If you are a shareholder of record as of the close of business on the record date, you are entitled to vote at the meeting and any adjournment or postponement thereof. As of that date, 18,655,102 shares of Rogers’ capital stock (also referred to as common stock), $1 par value per share, were outstanding. You are entitled to one vote for each share owned as of the close of business on the record date.
How do I get admitted to the Annual Meeting of Shareholders?
Attendance at the meeting will be limited to the following:
•	Shareholders that hold shares of our capital stock in their own name (as “shareholders of record”) as of the record date;
•	Shareholders that beneficially own shares of our capital stock through a bank, brokerage firm, dealer, or other similar organization as nominee (in “street name”) as of the record date;
•	The Company’s independent auditors; and
•	Director nominees and members of Company management who will facilitate the meeting.
All shareholders as of the record date and properly appointed proxy holders may attend the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) over the Internet at www.virtualshareholdermeeting.com/ROG2024 or in person at Rogers’ Global Headquarters at 2225 W. Chandler Blvd., Chandler, Arizona 85224. Shareholders who plan to attend virtually must have access to the control number we have provided to you to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://materials.proxyvote.com/775133. Shareholders of record will be verified against an official list available electronically at the Annual Meeting. Rogers reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date (or demonstrate that the person holds a valid proxy from a shareholder as of the Record Date).
You will need an admission ticket or proof of ownership to attend and enter the meeting in person. An admission ticket is attached to your proxy card if you are a shareholder of record. If your shares are held in street name, you must present proof of your ownership of our capital stock, such as a bank or brokerage account statement, to be admitted to the meeting. Please note that if you hold your shares in street name and plan to vote in person at the meeting, you will also need to bring a legal proxy from your nominee and present it to the inspector of elections with your ballot.
All shareholders attending the Annual Meeting in person also must present a form of photo identification, such as a driver’s license, in order to be admitted to the meeting.
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How do I vote shares held under my name?
If you are a shareholder of record, you may instruct the Company on how to vote your shares by:
•	using the Internet voting site listed on the proxy card or Notice;
•	using the toll-free telephone number listed on the proxy card; or
•	marking, signing, dating, and returning the proxy card by mail.
You may also attend the meeting virtually or in person and vote your shares during the meeting.
How do I vote shares not held under my name?
If your shares are held in street name by a nominee, the Notice or proxy materials, as applicable, are being forwarded to you by that organization and you should follow the instructions for voting as set forth on that organization’s voting instruction card. Shares held in employees’ or former employees’ 401(k) plans may be voted in a similar manner.
Under the rules and practices of the NYSE, if you hold shares through a nominee, your nominee is permitted to vote your shares on certain “routine” matters in its discretion even if the nominee does not receive instructions from you. The proposal to ratify the appointment of PwC is considered a “routine” matter, and your nominee will have discretionary authority to vote your shares if you do not provide instructions as to how your shares should be voted on this proposal. The proposals to elect directors and to approve, on an advisory basis, the compensation of our NEOs are “non-routine” matters. The absence of voting instructions from you to your nominee on these “non-routine” matters will result in a “broker non-vote” because the nominee does not have discretionary voting power for those proposals. “Broker non-votes” and “withhold” votes do not constitute votes properly cast favoring or opposing proposals on “non-routine” matters.
How do I vote shares that I hold through the Company’s Employee Stock Purchase Plan (“ESPP”)?
Shares owned by employees or former employees as a result of participation in the ESPP may, to the extent such shares are held in the name of the employee or former employee, be voted as set forth in “How do I vote shares held under my name?”. Shares purchased under the ESPP but held in street name by a nominee must be voted in accordance with the instructions for voting in “How do I vote shares not held under my name?”.
How many holders of the Company’s outstanding shares must be present to hold the Annual Meeting of Shareholders?
In order to conduct business at the meeting, it is necessary to have a quorum. The presence, in person or by proxy, including virtually, of the holders of a majority of the shares of capital stock entitled to vote on a matter at the meeting constitutes a quorum with respect to that matter. “Broker non-votes” and abstentions will be considered present for the purpose of establishing a quorum.
How will my shares be voted if I complete and return my proxy card?
Whichever method you use to transmit your instructions, your shares of Rogers’ capital stock will be voted as you direct. With respect to shares held of record under your name, if you sign and return the enclosed proxy card or otherwise designate the proxies named on the proxy card to vote on your behalf, but do not specify how to vote your shares, your shares will be voted:
•	FOR the election of the nominees for director
•	FOR the ratification of the appointment of PwC as the Company’s independent accounting firm for 2024
•	FOR the advisory vote to approve the 2023 compensation of our NEOs
•	In accordance with the judgment of the persons voting the proxy on any other matter properly brought before the meeting, if any such matters are properly raised at the meeting
With respect to shares held in street name by a nominee, if you sign and return the nominee’s voting instruction card but do not specify how to vote your shares, your nominee will have discretionary authority to vote your shares on a “routine matter,” but your shares will not be voted on any “non-routine matter,” as more particularly described in “How do I vote shares not held under my name?”.
If I execute a proxy, may I still attend the Annual Meeting of Shareholders, either virtually or in person, to vote or choose to change or revoke my vote?
Execution of a proxy will not in any way affect your right to attend the meeting, either virtually or in person, and to vote.
Any shareholder submitting a proxy has the right to revoke it any time before it is exercised by filing a written revocation with the Corporate Secretary of Rogers, by executing a proxy with a later date, by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by attending and voting at the meeting.
Who counts the votes?
Votes at the Annual Meeting of Shareholders will be tabulated by the inspectors of election appointed by the Company.
43

Who is soliciting my vote?
This proxy solicitation is being made by the Board of Rogers. Rogers will pay the cost of soliciting proxies, including preparing, assembling, and mailing the Notice Regarding the Availability of Proxy Materials, proxy statement, proxy card, and other proxy materials, except for some costs associated with individual shareholders’ use of the Internet or telephone.
In addition to solicitations by mail, officers and employees of Rogers may solicit proxies personally and by telephone, facsimile, or other means, for which they will receive no additional compensation. Rogers will also request banks, brokers, and other nominees holding shares for a beneficial owner to forward proxies and proxy soliciting materials to the beneficial owners of its capital stock held of record by such persons. Rogers will, upon request, reimburse brokers and other persons for their related reasonable expenses.
What is householding and how do I obtain a separate set of proxy materials if I share an address with other shareholders?
We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver only one copy of the Notice Regarding the Availability of Proxy Materials and, if applicable, our printed proxy materials to shareholders of record who share the same address unless we have received contrary instructions from an affected shareholder. If, at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive a separate Notice Regarding the Availability of Proxy Materials, proxy statement and/or annual report, please notify the broker and send a written request to Rogers Corporation, Office of the Corporate Secretary, 2225 W. Chandler Blvd., Chandler, AZ 85224 or call 480-917-6000, and Rogers will promptly deliver a separate copy of the proxy statement and annual report to such shareholder. Shareholders who share the same address, who currently receive multiple copies of the Notice Regarding the Availability of Proxy Materials, proxy statement, and annual report and who would like to request “householding” of such information should contact their broker or Rogers using the contact information above.
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2225 W. Chandler Blvd., Chandler, AZ 85224

PHONE: (480) 917-6000

WEBSITE: http://www.rogerscorp.com
VOTE BY INTERNET
Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode on your proxy card.
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 30, 2024, for shares held directly and by 11:59 P.M. Eastern Time on April 28, 2024, for shares held in a plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/ROG2024
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 30, 2024, for shares held directly and by 11:59 P.M. Eastern Time on April 28, 2024, for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ROGERS CORPORATION
2225 W. CHANDLER BLVD.
CHANDLER, AZ 85224

SCAN TO
VIEW MATERIALS & VOTE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V30664-P06886

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROGERS CORPORATION

The Board of Directors recommends you vote FOR ALL of the following nominees:

	For All	Withhold All	For All Except
1. To elect eight directors to serve until the next Annual Meeting	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) corresponding to the nominee(s) for which authority to vote is withheld on the line below.

____

Nominees:

01) Larry L. Berger
02) Donna M. Costello
03) Megan Faust
04) R. Colin Gouveia
05) Armand F. Lauzon, Jr.
06) Jeffrey J. Owens
07) Anne K. Roby
08) Peter C. Wallace

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

As a shareholder, you are entitled to vote at this year's Annual Meeting of Shareholders and are encouraged to do so by dating, signing and returning the proxy card as soon as possible.

PLEASE ACT PROMPTLY

DATE, SIGN AND MAIL YOUR PROXY CARD TODAY

Please detach and mail in the envelope provided only if you are not voting via telephone or Internet.

V30665-P06886

ROGERS CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
MAY 1, 2024
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JESSICA A. MORTON, RAM MAYAMPURATH, and SASHA GLASSMAN and, each of them, acting singly, with full power of substitution, as attorneys and proxies of the undersigned, to vote all shares of capital stock of Rogers Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Rogers Corporation to be held on May 1, 2024 at 8:30 a.m., Local Time, at Rogers Global Headquarters, 2225 W. Chandler Blvd., Chandler, AZ 85224, and virtually at www.virtualshareholdermeeting.com/ROG2024, and any adjournment or postponement thereof. The proxies are authorized to vote all shares of stock in accordance with the instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The proxies will vote as the Board of Directors recommends where a choice is not specified.

Continued and to be signed on reverse side